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                                                                   EXHIBIT 10.42


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                      ISV-403 TECHNOLOGY LICENSE AGREEMENT

NOTE: THE LICENSE GRANTED HEREIN INCLUDES A SUBLICENSE BY INSITE VISION INCORPORATED OF RIGHTS UNDER THE JOINT SS732/SS734 PRODUCT DEVELOPMENT AND CROSS-LICENSE AGREEMENT, DATED APRIL 15, 2001 (AS AMENDED), ENTERED INTO BETWEEN INSITE VISION INCORPORATED AND SSP CO. LTD., AND MUST BE READ IN CONJUNCTION WITH SUCH AGREEMENT.

THIS LICENSE AGREEMENT ("Agreement") is made as of the 7th day of August, 2002 ("Effective Date") by and between INSITE VISION INCORPORATED, a Delaware corporation with an office at 965 Atlantic Avenue, Alameda, CA 94501 ("Licensor") and BAUSCH & LOMB INCORPORATED, a New York corporation with an office at One Bausch and Lomb Place, Rochester, NY 14604 ("B&L").

WHEREAS, Licensor owns, alone and jointly with others, and has rights under licenses from third parties certain patent rights and other intellectual property and know-how relating to ISV-403, a fluoroquinolone in DuraSite formulation which is stable without refrigeration (defined below as "Technology");

WHEREAS, B&L desires to acquire, and Licensor is willing to grant to B&L, a license under such proprietary rights and related know-how under the terms and conditions set forth herein.

THEREFORE, in consideration of these premises and the promises in this Agreement, the parties agree as follows:

1.0     DEFINITIONS

        The following defined terms are used in this Agreement.

        1.1 "Affiliate" of either party means all Persons that directly or indirectly are controlled by, control or are under common control with B&L or Licensor as the case may be.

        1.2 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management of a Person, whether through ownership of voting securities, by contract or otherwise.

        1.3 "Clinical Intellectual Property" or "Clinical IP" means (i) pre-clinical or clinical protocols and data resulting from or relating to pre-clinical or clinical trials incorporating the Technology and that were performed before the Effective Date or are performed or developed during the term of this Agreement and
               (ii) all Investigational New Drug Applications ("INDs"), New Drug Applications ("NDAs") and other regulatory applications and approvals.

        1.4 "Development Activities" means work carried out by Licensor or B&L or their agents, consultants or contractors, to implement or support the Development Plan.



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        1.5    "Development Plan" means a proposed program to establish the efficacy and scope of the Technology (as the Parties may agree) and to obtain regulatory approval for the Technology. Exhibit 1.5 provides the schedule of major Development Activities, from which the Joint Committee will prepare the Development Plan.

        1.6 "FDA" means the United States Food and Drug Administration or any successor entity thereto.

        1.7 "First Commercial Sale" means with respect to any Product, the first sale or other commercial disposition for value (including goodwill generated by distribution of free or discounted trade size product in conjunction with the sale or promotion of other products or services offered by B&L or a Sublicensee) generating "Net Sales" by B&L or a Sublicensee for use or consumption by the general public in any country.

        1.8    "Field" means [***].

        1.9 "Intellectual Property" means the Patent Rights and Know-How, but it shall not include any intellectual property right invented, discovered, authored, or otherwise wholly-owned by B&L or any other intellectual property right of Licensor.

        1.10 "Joint Review Committee" means a team consisting of [***] appointed by Licensor and [***] appointed by B&L to review periodically the progress of the Development Plan. The Joint Review Committee shall include the Project Coordinators.

        1.11 "Know-How" means all technology, engineering data, trade secrets, technical data, manufacturing information, pre-clinical and clinical data and any other information or experience (other than as disclosed in the Patent Rights) that Licensor owns or has the right to license that is used in or is directly related to the Technology, as well as any direct improvements or modifications thereto (other than that disclosed in Patent Rights) developed by Licensor in the Field during the Term.

        1.12 "Net Sales" means, in any case where a Product is sold or commercially disposed of for value by B&L or any Sublicensee in an arm's length transaction with a third party (other than an Affiliate of, respectively, B&L or Sublicensee, it being intended that royalties accrue only once on the same unit of Product), the gross invoice price for such Product, less the following:

               (a)    discounts, charge-backs, [***] actually taken or allowed;

               (b) credits or allowances given or made for rejections or return of any previously sold Products actually taken or allowed; and

               (c) to the extent included in such gross invoice price, any tax or government charge imposed on the production, import, export, sale, delivery or use of such Products, including, without limitation, any value added or similar tax or government charge, but not including any tax levied with respect to income.


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        PORTIONS.



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               (d)    to the extent included as a specific line item in such
                      gross invoice price any reasonable and documented [***].

               For the purposes of determining Net Sales, a sale shall be deemed to have occurred as determined by B&L in accordance with the published revenue recognition policies of its Corporate Accounting Department.

               Notwithstanding any other provision of this Section 1.12, Net Sales shall not include the transfer without consideration of any Product by B&L or a Sublicensee:

                      (i) for use in any clinical trial or in any pre-clinical or other research;

                      (ii)   [***]; or

                      (iii)  [***],

               provided; however, that [***]

               In the event of any free or discounted distribution of Product expressly as part of a transaction involving the sale or promotion of other products or services offered by B&L or a Sublicensee, the value of Net Sales shall be [***].

        1.13 "Patent Rights" means any patents or patent applications relating to the Technology (as defined below in Section 1.23) that Licensor owns or has the right to license that claim or relate to the Technology, but only to the extent of Licensor's rights under the SSP License with respect to rights licensed under the SSP License. The term "Patent Rights" includes any continuations, continuations in part, divisions, re-examinations, re-issues, extensions, and improvement patents of any of the patents or patent applications listed in Exhibit 1.13 and any foreign equivalents thereof, but only to the extent of Licensor's rights under the SSP License with respect to rights licensed under the SSP License. Patent Rights shall include any patent or patent application that claims any improvement or enhancement related to the Technology made or discovered by Licensor, its agents, consultants or contractors in the course of the Development Activities during the Term, but only to the extent of Licensor's rights under to the SSP License with respect to rights licensed under the SSP License.

        1.14 "Person" means any natural person, corporation, partnership, firm, organization, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, any government or agency or political subdivision thereof, or any other entity.

        1.15 "Product" means an item offered for sale that embodies the Technology or is covered by the Patent Rights.


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        1.16   "Project Coordinators" mean those individuals designated in writing by each party from time to time to coordinate Development Activities set forth in Section 3.

        1.17 "Quarter" means B&L fiscal quarters, currently based on the fifty two or fifty three week period ending on the last Saturday in December, as published by the B&L Finance Department annually.

        1.18 "Regional Regulatory Authority(ies)" means the competent authority for each country of the world, or for any relevant grouping of countries, legally responsible for authorizing the sale, supply or distribution of Products in that country or group.

        1.19 "Royalty Period" means the period beginning on the date of the First Commercial Sale in a particular country and terminating upon the later of (i) the last to expire of any issued and enforceable patent within the Patent Rights which covers the actual manufacture, use, sale or importing of such Product in such country, and (ii) [***] from the First Commercial
               Sale of such Product in the applicable country.

        1.20 "SSP License" shall mean the Joint SS732/SS734 Product Development and Cross-License Agreement, dated April 15, 2001, (as amended) entered into between InSite Vision Incorporated and SSP Co., Ltd. ("SSP"), a full and complete copy of which is attached as Exhibit 1.20 hereto.

        1.21 "Sublicense" means any sublicense of, or other agreement permitting the commercial exploitation of some or all of the rights granted to B&L under this Agreement, except that no agreement in the nature of a "Distributor Agreement" (i.e., the other party to the agreement takes title to Product from B&L for resale to a third party), or a "Sales Agency Agreement" (i.e., the other party to the agreement secures orders for Product to be sold by B&L, and receives a commission in exchange therefore) shall be deemed a Sublicense.

        1.22 "Sublicensee" means any Person with whom B&L enters into a Sublicense.

        1.23 "Technology" means technology developed, acquired or licensed by Licensor for Licensor's ISV-403 fluoroquinolone product containing SS734 in development, in DuraSite platform which is stable without refrigeration, as well as any improvements or modifications to the inventions disclosed in the patents or patent applications listed in Exhibit 1.13 as developed by Licensor, its agents, consultants or contractors during the Term, but, with respect to Technology which is subject to the SSP License, only to the extent of Licensor's rights under the SSP License.

        1.24 "Term" means the period commencing upon the Effective Date and extending until the termination of this Agreement pursuant to
               Article 19.

        1.25   "Territory" means anywhere in the world except Japan.

        Where words and phrases are used herein in the singular, such usage is intended to include the plural forms where appropriate to the context, and vice versa. The words "including" and "includes" are used in their non-limiting sense and have the same meaning as "including without limitation" and "including but not limited to." References to Articles, Sections, and clauses are to the same with all their subparts as they appear in this Agreement. "Herein" means anywhere in this Agreement. "Hereunder" and "hereto"

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        mean under or pursuant to any provision of this Agreement. Other initially capitalized terms used in this Agreement, including all Exhibits attached hereto, which are incorporated fully by this reference as if set forth herein, shall have the meanings described within the text of this Agreement.

2.0     LICENSE GRANTS

        2.1 Subject to the terms and conditions of this Agreement and the reservations set forth in Section 2.4, Licensor grants to B&L, and B&L accepts, an exclusive, royalty bearing license, with the right to Sublicense, under Licensor's interest in (i.e., subject to the SSP License) the Patent Rights and Know-How, to make, have made, use, market, promote, sell, offer to sell, import, and distribute Products in the Field throughout the Territory. B&L acknowledges and agrees that the grant of rights set forth herein are subject to the applicable terms of the SSP License, and that B&L takes such grant of rights subject to all of the applicable terms of the SSP License. Without limiting the generality of the preceding sentence, B&L acknowledges the co-exclusive rights of SSP under the SSP License in respect of all countries, territories and protectorates in Asia (including the South East Asian countries such as Korea, China, Hong Kong, Singapore, Malaysia, Thailand, Indonesia, Taiwan and their neighborhoods, but not including the Middle Eastern countries such as Turkey and Saudi Arabia, Russia and ex-USSR countries, South Asia such as India).

        2.2 B&L shall have the right to Sublicense, in whole or in part, the license granted in Section 2.1, except that Licensor shall have the right to approve in advance and in writing any Sublicensee who will be Sublicensed the right to manufacture the Product, as reasonably necessary to protect Licensor's rights in the Know-How, which approval shall not be unreasonably withheld.

        2.3 Except as expressly set forth herein, this Agreement shall not be construed as granting by implication, estoppel or otherwise, any right in or license under any present or future inventions, know-how, trade secrets, trademarks, service marks, trade names, trade dress, copyrights, or patents owned or controlled by B&L or by Licensor.

        2.4 Licensor reserves all such rights under its interest in the Patent Rights and the Know-How to use same and to administer the Products, and sublicense third parties to do same, for the purpose of conducting the Development Activities hereunder, provided that Licensor shall notify B&L in writing promptly upon the grant of any such sublicense.

3.0     PRODUCT DEVELOPMENT

        3.1 Licensor shall, at its sole expense and in consultation with B&L through the Joint Review Committee, develop the Product in accordance with the Development Plan, except in the event that B&L's option under Section 3.9 shall have come into existence and have been duly exercised.

        3.2 The Joint Review Committee shall meet either telephonically or in person at least [***] to review strategies, projects and timelines in view of the Development Plan. Minutes shall be maintained of the proceedings of the Joint Review Committee. All decisions of the Joint Review Committee shall be made by an affirmative vote of [***]. The Joint Review Committee may not enter into any contract or other arrangement imposing any binding

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               obligation upon a Party. The Joint Review Committee may take such other actions as it may reasonably decide to facilitate the approval and commercial success of the Products.

        3.3 It is understood that Development Activities are by their nature difficult to specify and, accordingly, the parties acknowledge that it may be necessary to modify the Development Activities or the Development Plan from time to time. [***]

        3.4 At each meeting of the Joint Review Committee, Licensor shall present a project development summary (including timelines) that outlines the expected Development Activities for the subsequent Twelve (12) month period. Licensor shall issue written Quarterly reports during Development Activities and a final report within thirty (30) days of completion of the Development Activities. The final report will contain a summary of all development progress, test methods and results, drawings and specifications.

        3.5 In the event the Joint Review Committee, after using reasonable efforts to resolve any dispute amicably based on the achievement of the objectives of the development efforts, is unable to resolve any disagreement, the dispute resolution mechanisms in
               Section 21.4 shall apply.

        3.6 An expected timing of Development Activities is contained as part of the Development Plan. Both Licensor and B&L agree to make all reasonable efforts to keep the Development Activities on schedule. The Development Plan is designed, and any future modifications to the Development Plan will be designed, to achieve regulatory approvals in the shortest time practicable, consistent with clinical and regulatory end-points and to provide for the successful commercialization of the Products described in the Development Plan, all of which will be reviewed and approved by the Joint Review Committee but which shall at a minimum, include the characteristics identified on Exhibit 4.1 hereto.

        3.7 Licensor shall maintain good engineering and scientific records of the methods, experiments, tests, procedures, results and conclusions prepared in the process of conducting the Development Activities. B&L shall have reasonable access to these records.

        3.8 Except as stated otherwise specifically herein, or in the Development Plan, Licensor shall be responsible for all costs of Development Activities. Attached as part of the Development Plan is the Project Budget Estimate for Development Activities, as estimated by Licensor as of the date hereof, including agreed upon labor costs for key individuals expected to be involved in such activities.

        3.9    [***]

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4.0     LICENSOR OBLIGATIONS

        4.1 Licensor Development Obligations. Licensor shall use commercially reasonable efforts (which shall, in the absence of further definition, equal or exceed the efforts expended by Licensor on its own proprietary research and development projects) to develop the Products and to perform on its own or through third parties, all Development Activities for which Licensor is responsible as set forth in the Development Plan. It is expected that the Development Activities will result in a Product meeting the characteristics identified on Exhibit 4.1.

        4.2    Regulatory Filings.

               (a) Licensor will be responsible for completing all regulatory filings to the FDA or a central Regulatory Authority in Europe with respect to the Products. All such filings shall be submitted in Common Technical Document (CTD) format. Licensor will provide to B&L copies of records summarizing any clinical trial data and other correspondence that Licensor collects or is required to submit to the FDA or Regulatory Authority to secure market approval for the Products as such records or correspondence becomes available to Licensor. Licensor shall also provide to B&L copies of records comprising raw clinical trial data or patient data as requested by B&L to the fullest extent permissible under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") or any other applicable statute or regulation, and shall take such action in the design of clinical trials and patient consent forms as is reasonable to allow for the provision of such records under HIPAA or other applicable statute or regulation.

               (b) Upon approval of the Product by the Regulatory Authority in a particular country or upon abandonment of same by Licensor, Licensor shall, at Licensor's cost and expense, transfer such approval to B&L, and shall, within fifteen
                      (15) days of B&L's written request, execute and file with such Regulatory Authority all such documents and materials, and pay any applicable fees as are required to effect such transfer. After transfer to B&L of any such approval, B&L shall make no material modification to the Product without the express written approval of Licensor, which approval shall not be unreasonably withheld. Upon termination of this Agreement by Licensor pursuant to
                      Section 19.3 or termination by B&L pursuant to Section 19.4, B&L shall at its expense transfer to Licensor all Regulatory Authority approvals of the Product and execute and file all such documents and do all such other things as may be required to effect all such transfers. This provisions shall survive any termination of this Agreement pursuant to the provisions noted in the foregoing sentence.

        4.3 Other Regulatory Obligations. Licensor shall receive and coordinate reports from B&L and other sources and promptly report to the FDA and/or Regional Regulatory Authority any and all of the following events or experiences: adverse events; "serious adverse drug experience", "unexpected adverse drug




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               experience", "life-threatening adverse drug experience", or fatal events that may be experienced by any subject in a clinical study designated to support regulatory approval of the Products or components thereof, where any such event or experience is "associated with the use" of the Products as those terms are defined in 21 C.F.R. 314.80, 314.81, and 803, or as otherwise required by any other applicable FDA regulations or the similar regulations and requirements in jurisdictions outside the United States. Licensor will comply with other requirements for the submission of reports and notices to the FDA or Regional Regulatory Authority, including reports and notices to the FDA as required under 21 CFR Sections 202, 203 and 207 and the similar regulations and requirements in jurisdictions outside the United States. Within the one (1)-year period before the reasonably anticipated First Commercial Sale, and from time to time thereafter at either party's request, the parties will discuss and seek to establish standard operating procedures for the collection, monitoring and reporting of all product complaints, and the prompt exchange of information as contemplated by this paragraph and Section 5.5, and Licensor shall also thereafter comply with all such mutually agreed standard operating procedures.

        4.4 As between B&L and Licensor, Licensor shall be responsible for conducting and managing Product recalls where Licensor is the holder of the NDA or other relevant governmental approval required to market the Product in the country as to which such recall pertains. In all other cases, B&L shall be responsible for conducting and managing Product recalls with respect to Product sold by B&L and its distributors and Sublisensees in accordance with Section 5.6.

        4.5 Technical Support. Licensor shall provide technical support to B&L at the reasonable request of B&L in those instances where such support requires the unique expertise pertaining to the Products.

        4.6 SSP Licenses. Licensor shall maintain the SSP Licenses in full force and effect, including (without limitation) making all royalty payments, and shall not amend or modify the SSP Licenses without B&L's prior written consent, which consent shall not be unreasonably withheld. [***]

5.0     B&L OBLIGATIONS

        5.1    Preferred Equity Investment.

               (a) In conjunction with the arrangements contemplated by this Agreement,

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                      B&L shall invest up to [***] ([***] United States Dollars)
                      in successive purchases of Licensor's preferred equity capital, [***] (the "Preferred Stock") all pursuant to the Preferred Stock Purchase Agreement, dated of even date herewith, and attached as Exhibit 5.1 hereto.

               (b) Upon First Commercial Sale, assuming B&L exercises reasonable efforts to commercialize the Product following NDA approval, but in no event later than six (6) months after NDA approval, two-thirds, or 66.667%, of the total shares of Preferred Stock purchased by B&L shall be redeemed by Licensor for one dollar, paid to B&L. Such redemption shall occur upon thirty (30) days written notice from Licensor to B&L following satisfaction of the above condition, and shall include, with respect to each share of Preferred Stock so redeemed, all accumulated and unpaid dividends thereon.

               (c) The remaining one-third, or 33.333%, of the total shares of Preferred Stock purchased by B&L shall be redeemed and converted, simultaneously with the redemption identified in Section 5.1(b) above, into pre-paid royalties, which may be credited against B&L's obligation to pay the Running Royalty in accordance with Article 7 hereof. The total value of such pre-paid royalty (the "Prepaid Royalty Value") shall equal the purchase price of the shares of Preferred Stock so converted, plus all accumulated and unpaid dividends thereon.

        5.2 Manufacture of Clinical Trial Materials and Stability Batches. B&L shall manufacture (or contract for the manufacture of) all Products required for Phase III clinical trials, and all Products as may be required for any stability testing or verification (stability batches) in connection with submissions to regulatory authorities for purpose of obtaining approvals or registrations of the Product. Prior to manufacture, B&L shall submit to the Joint Review Committee for its approval a budget for the manufacturing costs. Licensor shall reimburse B&L upon presentation of quarterly invoices for [***] incurred by B&L in the manufacture and supply of such Product and material to Licensor.

        5.3 European Clinical Trials and Regulatory Filing Support. B&L shall provide support for the conduct of pivotal clinical trials in Europe necessary to support the registration of the product in Europe and which will be structured as necessary to support use in the regulatory filing in the U.S. The variable costs of such clinical trials incurred by B&L (including, for example, [***] incremental headcount) shall be reimbursed by the Licensor, and B&L shall submit to the Joint Review Committee for its approval its budget for such variable costs in advance of commencement of such trials. B&L shall also provide the Licensor guidance in the preparation and submission of regulatory filings to the central regulatory authority in Europe.

        5.4 Market Development and Commercialization. B&L shall use commercially reasonable efforts (which shall not be less than the efforts expended by B&L on its own proprietary commercialization projects) to (1) make, have made, market, promote, sell, distribute and support the Products for use in all such markets, as soon as practical and consistent with reasonable business practices, after

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               Licensor has obtained all required regulatory approvals in such markets and notified B&L in writing that such approvals have been obtained and (2) keep Licensor informed of any material developments in the markets where Products are being sold. All such development and commercialization efforts shall be undertaken by B&L at its own cost and expense.

        5.5 Regulatory Obligations. B&L will, as soon as practicable, contact Licensor's Regulatory Affairs Department by telephone and will also provide a written report of any and all of the following events or experiences of which B&L has knowledge: "adverse events", "serious adverse drug experience", "unexpected adverse drug experience", "life-threatening adverse drug experience", or fatal events that may be experienced by any subject in a clinical study designated to support regulatory approval of the Products, or components thereof, where any such event or experience is "associated with the use" of the Approved Products as those terms are defined in 21 C.F.R. Sections 314.80, 314.81, and 803, and as required by any other applicable FDA regulations or the equivalent regulations and requirements in jurisdictions outside the United States. B&L will cooperate and respond to all reasonable requests for follow-up information from Licensor to enable Licensor to carry out its obligations under this Agreement. Within the one (1) year period before the reasonably anticipated First Commercial Sale, and from time to time thereafter at either party's request, the parties will discuss and seek to establish standard operating procedures for the collection, monitoring and reporting of all product complaints, and the prompt exchange of information as contemplated by this paragraph and Section 4.3, and B&L shall also thereafter comply with all such mutually agreed standard operating procedures.

        5.6 Recalls. Except as provided in Section 4.4, B&L shall respond to inquiries from and report to the FDA and/or Regional Regulatory Authority concerning the recall of any Products that are marketed and sold and B&L and /or its Sublicensees will promptly notify Licensor if B&L is subject to any such inquiries or reporting requirements. B&L will investigate and determine any cause of such recall. All costs associated with such recall or field corrective action will be borne by B&L. If Licensor retains the regulatory filing, B&L will keep Licensor fully apprised of the status of any recall or field corrective action.

6.0     ROYALTIES

        6.1 During the Royalty Period in each country, B&L shall pay to Licensor a running royalty of [***] of Net Sales (the "Base Royalty") plus the lower of (i) [***] of Net Sales and (ii) the actual royalty on Net Sales paid by Licensor to SSP, licensor to Licensor of technology rights covering the Products (the lower of which shall be referred to as the "Extra Royalty"). The aggregate of the Base Royalty and the Extra Royalty are referred to herein as the "Running Royalty".

               Notwithstanding the foregoing, the Base Royalty shall be reduced to [***] of Net Sales for each Quarter to a purchaser or end user of the Products which is located in a country where (a) no Product sold in such country is covered by a valid claim of the Patent Rights, and there is Competing Product (as defined below) sold in such country or (b) after consultation with each other, Licensor and B&L elect not to pursue individually or jointly action seeking to stop the sale of Competing Product in such country, or (c) B&L is not entitled to bring or able to initiate an action to or otherwise able to, stop any Person from selling Competing Product in such country.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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               For purposes of this provision, "Competing Product" shall mean any product that incorporates the Technology, if the aggregate sales of such product in the country in question exceed [***] of the total market for sales of products in the same therapeutic class and of the same type (fluoroquinolones) in such country, as reasonably demonstrated by B&L.

        6.2 Royalties based upon Net Sales shall begin to accrue on the date of the First Commercial Sale.

        6.3 Internal Sales. Sales of Products between or among B&L, its Affiliates and sublicensees shall not be subject to any royalty hereunder, and in such cases royalties shall be calculated upon B&L or its Affiliates' or sublicensees' Net Sales to an independent third party. B&L shall be responsible for payment of any royalty accrued on Net Sales of Products to such independent third party through B&L's Affiliates or sublicenses. Royalties shall accrue hereunder only once in respect of the same unit of the Products.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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        6.4    Following the end of the Royalty Period in a particular country, the licenses granted by Licensor to B&L in Section 2.1 then in effect, shall continue in such country on a non-exclusive basis in perpetuity on a fully paid up basis.

7.0     TIMING OF ROYALTY PAYMENTS; RECORDS

        7.1 Timing of Payments. Within forty-five (45) days after the end of each Quarter, B&L shall pay to Licensor the royalty payment due for each Quarter in readily available U.S. dollars or, at B&L's option, by the application of credits as set forth below in
               Section 7.3.

        7.2 Currency Conversion. Any royalty due shall be converted, where applicable, from the currency of the country in which the sale was made into U.S. dollars at the month-end exchange rates for such Quarter as calculated based on the daily exchange rate published in The Wall Street Journal.

        7.3    (a)    B&L shall be entitled to credit the Pre-paid Royalty Value established pursuant to Section 5.1(c) hereof against its obligation to pay Running Royalties, provided that the application of such Pre-paid Royalty Value shall not exceed [***] of any single periodic royalty payment.

               (b)    In the event B&L exercises its rights pursuant to Section
                      3.9 hereof to complete the Development Activities for which Licensor is responsible, [***].

        7.4 Record Keeping. During the period beginning on the date of the First Commercial Sale and for two years after the last royalty-bearing sale in any country, B&L shall keep full and accurate records relating to its payment obligations hereunder including, without limitation, data used in arriving at the payments of Section 7.1 ("Royalty Records").

        7.5 Examination of Records. B&L shall permit Licensor to have B&L's Royalty Records examined no more often than once per calendar year by an independent certified public accountant, retained and paid by Licensor and reasonably acceptable to B&L, during regular business hours and upon Fifteen (15) days' advance written notice. Such independent accountant shall keep confidential (under a written confidentiality agreement reasonably acceptable to B&L) any information obtained during such examination, and shall report to Licensor only the amounts of payments which the independent accountant believes to be due and payable hereunder and the data from which such determination is made. A copy of the report of such independent accountant shall be made available to B&L upon request.

        7.6 Audit Results. If an audit of Royalty Records conducted under the terms of Section 7.5, above, shows that B&L has underpaid royalties by more than Ten Percent (10%) for any calendar year, B&L shall pay the amount due to Licensor within Forty-five (45) Days and shall reimburse Licensor for the reasonable costs of such audit.

8.0     WARRANTIES


[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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        8.1    Each party represents and warrants to the other that it:

               (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; and

               (b) is and shall remain in compliance with all requirements of applicable laws, rules and regulations including, without limitation, federal import and export requirements, rules and regulations of the FDA and counterpart agencies in other countries, except to the extent that noncompliance does not materially adversely affect such party's ability to perform its obligations and exercise its rights under this Agreement.

        8.2    Each party represents and warrants that it:

               (a) has all requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

               (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and

               (c) has duly executed and delivered this Agreement which, in turn, constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

        8.3    Licensor represents and warrants that:

               (a) except as set forth in the SSP License, it owns the entire right, title and interest in and to the Patent Rights free of any lien, contractual commitment; or other encumbrance, that such entire right, title and interest is not encumbered in any manner, and that no licenses have ever been granted by Licensor under the Intellectual Property;

               (b) it has no knowledge of any intellectual property rights of others that would interfere with the manufacture, use, sale, or import of Products by B&L or any Sublicensee;

               (c) it has not assigned or conveyed any interest in any Intellectual Property inconsistent with the rights granted under this Agreement;

               (d) it is not aware that any third party has infringed any of the Intellectual Property as of the Effective Date;

               (e) to the extent it has prosecuted any patent applications covered by any Intellectual Property rights, it has prosecuted such applications in good faith;

               (f) it has taken all reasonable precautions to protect the secrecy, confidentiality and value of the Know-How which is within its reasonable control, and is not aware of any failure on the part of SSP Co. Ltd. to take such reasonable precautions with respect to any portion of the Know-How as is the subject of the SSP License;

               (g) except as set forth in the SSP License, it owns, has an absolute right to use the Know-How, and has the unrestricted right to convey such rights to B&L to use the Know-How, and to the best of its knowledge the Know-How is not part of the public knowledge or literature and has not been used, divulged, or appropriated either for the benefit of any Person, and no Know-How is subject to any adverse claim or has been challenged or threatened in any way;

               (h) all employees and consultants of Licensor who are or have been involved in the design, review, evaluation or development of the Intellectual Property have executed a nondisclosure and assignment of inventions agreement ("Confidentiality Agreement"), and that none of the employees or consultants of Licensor is subject to any contractual or legal restriction that might interfere with the use of his or its best efforts to perform his or its obligations hereunder;

               (i) to Licensor's knowledge, no employee or consultant of Licensor is, or is currently expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, any Confidentiality Agreement, or any other contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof;

               (j) to its best knowledge, all of the issued Patents are as of the Effective Date in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees);

               (k)    it has the ability to grant to B&L the licenses granted in
                      Section 2.1 and has obtained all consents required to be obtained in connection therewith.

9.0     INDEMNIFICATION; LIMITATION OF LIABILITY

        9.1 Indemnification of B&L. Subject to Section 9.2, Licensor shall indemnify, defend and hold B&L and each of its officers, directors, employees, agents and consultants (each a "B&L Indemnitee") harmless from and against all costs, claims, suits, expenses (including reasonable attorneys' fees and expenses, whether incurred as a result of a third party claim or a claim to enforce this provision), liabilities and damages of any kind (collectively, "Losses") to the extent arising out of or resulting from (i) any material breach or failure by Licensor in the performance or non-performance of its obligations or covenants under this Agreement; (ii) any breach by Licensor of any representation or warranty hereunder; (iii) the development of any Product except to the extent such Losses arise or result from any negligence of B&L; and (iv) FDA enforcement actions, inspections, product recalls or market withdrawals relating to a Product to the extent arising out of or resulting from any acts or omissions of Licensor. In each case, the indemnity hereunder shall not extend to matters as to which Licensor is entitled to be indemnified by B&L hereunder.

        9.2 Indemnification of Licensor. Subject to Section 9.1, B&L shall indemnify, defend and hold Licensor and each of its officers, directors, employees, agents and consultants (each a "Licensor Indemnitee") harmless from and against all Losses to the extent arising out of or resulting from (i) any material breach or failure by B&L in the performance or non-performance of its obligations or covenants under this Agreement; (ii) any breach by B&L of any representation or warranty hereunder; (iii) the manufacturing, marketing, possession, use, sale or other disposition of any Product by B&L or any Sublicensee except to the extent such Losses arise or result from any negligence of Licensor; and (iv) FDA enforcement actions, inspections, product recalls or market withdrawals relating to a Product to the extent arising out of or resulting from any acts or omissions of B&L. In each case, the indemnity hereunder shall not extend to matters as to which B&L is entitled to be indemnified by Licensor hereunder.

        9.3 Procedure for Indemnification. If an event occurs which a Party believes requires indemnification ("Indemnification Event"), the Party seeking indemnification ("Indemnified Party") shall give prompt written notice to the other Party ("Indemnifying Party") providing reasonable details of the nature of the event and the basis of the indemnity claim. The Indemnifying Party shall then have the right, at its expense and with counsel of its choice, to defend, contest, or otherwise protect against any such action. The Indemnified Party shall also have the right, but not the obligation, to participate at its own expense in the defense with counsel of its choice. The Indemnified Party shall cooperate as requested by the Indemnifying Party to assist it in defending or contesting any such action. If the Indemnified Party fails to promptly notify the Indemnified Party of the occurrence of an Indemnification Event, to the extent, but only to the extent, that such failure results in a material adverse effect on the Indemnifying Party, the Indemnified Party shall not be entitled to indemnification with respect to such Indemnification Event. If the Indemnifying Party fails within thirty (30) days after receipt of such notice: (a) to notify the Indemnified Party of its intent to defend, or (b) to defend, contest, or otherwise protect against such suit, action, investigation, claim or proceeding, or fails to diligently continue to provide such defense after undertaking to do so, the Indemnified Party shall have the right, upon ten (10) days' prior written notice to the Indemnifying Party, to defend, settle and satisfy any such suit, action, claim, investigation or proceeding and recover the costs of the same from the Indemnifying Party.

        9.4 NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA.

        9.5 Each Party shall obtain and maintain at all times during the term of this Agreement and for three (3) years thereafter, commercial general liability insurance, including without limitation coverage for products liability/completed operations, contractual liability and personal injury liability, with a limit per occurrence of not less than One Million Dollars ($1,000,000) and an aggregate limit in an amount of not less than Five Million Dollars ($5,000,000). Each such policy shall be endorsed to include Licensor as an additional insured, and shall include a provision whereby the insurance company will notify Licensor in writing thirty (30) days prior to the effective date of any cancellation, termination or material change in any such policy. Each Party shall, upon request from the other Party, provide the other Party with certificates evidencing the insurance required under this Section 9.5.

10.0    CONFIDENTIALITY

        10.1 Licensor and B&L and their respective Affiliates (as applicable, each a "receiver") shall each use all reasonable steps to keep confidential any Know-How, and any other proprietary or business information provided or made available by the other party or its Affiliates (as applicable, each a "discloser") hereunder ("Confidential Information"), which steps shall include, without limitation, those steps the receiver employs to protect its own Confidential Information. Without the prior written consent of discloser, receiver shall not use (except as contemplated by this Agreement), or disclose to any third party, any Confidential Information of discloser; provided, however, that the foregoing shall not apply to Confidential Information that receiver can establish by written documentation:

               (a)    was publicly known at the time of disclosure by receiver;

               (b) becomes publicly known, without receiver's breach of this confidentiality restriction subsequent to such disclosure;

               (c) was otherwise known by receiver from a source (other than discloser) lawfully having the right to possess and disclose such information without restriction;

               (d) was developed by receiver independently of the disclosure by discloser;

               (e) was known by receiver without restriction prior to receiving such information from discloser; or

               (f) was furnished by discloser to a third party without similar restriction on that Party's right of disclosure.

        10.2 The foregoing shall not preclude the disclosure of Confidential Information by receiver:

               (a) to its legal representatives, affiliates, agents, consultants, directors, outside contractors, and prospective investors under like confidentiality obligations on the part of the recipients;

               (b) to the extent required by law or regulation, provided that to the extent reasonably possible, receiver shall give prompt written notice of the proposed disclosure to discloser so as to allow discloser an opportunity, at its own cost and expense, to object to such requirement and, if applicable, assure that confidential treatment will be accorded to such Confidential Information;

               (c) to the extent that such Confidential Information is reasonably required to be disclosed for the purpose of securing necessary governmental authorization for the clinical testing or marketing of Products or for the purpose of conducting clinical testing or marketing;

               (d) to the extent that such Confidential Information is reasonably required to be disclosed for the purpose of prosecuting or defending litigation.

        10.3 Both parties shall treat all information concerning the Development Plan and Development Activities (including both experimental and clinical activities) as Confidential Information as defined in Section 10.1. Notwithstanding any other terms of this Article 10 (other than Section 10.2(a), with respect to legal representatives only and Section 10.2(b)), neither Licensor nor its affiliates, agents,consultants, directors, outside contractors, directors, outside contractors, prospective investors or Licensees shall disclose (including publishing or lecturing) the Development Activities or any associated results without B&L's prior written approval, and such approval shall not be unreasonably withheld.

        10.4 The terms of this Agreement shall not be disclosed by either party to any third party (other than as provided in Sections 10.2 and 10.3) or be published unless both parties expressly agree in writing.

11.0    PUBLICITY

        11.1 Neither party shall use the name of the other party or its Affiliates in any publication or promotional activity without the other party's prior written consent, which consent shall be either granted or denied within five (5) business days following written request therefore.

        11.2 If a party wishes to disclose information concerning or arising out of this Agreement in the form of a press release, the party proposing the disclosure shall submit the substance and timing of the proposed press release in writing to the other party for review. Review and comment on such proposed press release will be provided within Five (5) business days of receipt. No press release shall be published unless both parties agree in writing upon the substance and timing of the press release.

        11.3 If a party wishes to make a disclosure to the Securities and Exchange Commission, to a securities exchange or to the National Association of Securities Dealers, the party proposing the disclosure shall cooperate with the other party to obtain:

               (a) confidential treatment of the existence and terms of this Agreement under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other applicable law or regulation in substance reasonably satisfactory to the party proposing the disclosure;

               (b) a protective order or other judicial or quasi-judicial protection for the confidentiality of the existence and terms of this Agreement; and

               (c) such other protections as the other party may reasonably require.

12.0    PATENTS

        12.1 Ownership. The parties acknowledge and agree that the SSP License provides for ownership of patents and other intellectual property based on discoveries made during the term of that agreement as between SSP and Licensor as set forth therein, and that as a sublicensee thereunder, B&L's rights with respect to discoveries and inventions made during the term of this Agreement and the SSP License shall be subject to the terms of the SSP License. B&L agrees to perform any reasonable act necessary to assist Licensor in perfecting and enforcing any rights of Licensor or SSP under the SSP License. Subject to the foregoing, the following shall apply. Ownership of patents based on discoveries made during the term of this Agreement shall be based on inventorship. Inventorship of all inventions will be determined in accordance with United States patent law. Any and all patents and patent applications containing claims covering inventions made during the term of this Agreement solely by Licensor's employees or any other Person(s) under the direction and control of Licensor shall be the property of and will be solely owned by Licensor and shall be licensed to B&L hereunder to the extent same is part of Patent Rights hereunder. Any and all patents and patent applications containing claims covering inventions made during the term of this Agreement solely by B&L's employees or any other Person(s) under the direction and control of B&L shall be the property of and will be solely owned by B&L. Any and all patents and patent applications ("Joint Patent Rights") containing claims covering inventions made during the term of this Agreement by one or more employees or Person(s) under the direction and control of Licensor and by one or more employees or Person(s) under the direction and control of B&L will be the property of, and will be owned by, Licensor and B&L jointly and subject to this Agreement to the extent same is part of Patent Rights hereunder.

        12.2 Prosecution and Maintenance. As between the parties, Licensor shall prosecute and maintain Patent Rights at its own expense. Notwithstanding the foregoing, Licensor shall fully involve B&L in all of Licensor's decisions and/or actions relating to Patent Rights, including, but not limited to, drafting, filing, prosecuting, enforcing, and licensing patents and patent applications. Furthermore, Licensor shall fully involve B&L in all of Licensor's decisions and actions relating to legal opinions concerning Products, however provided all such actions are in accordance with the SSP License. If Licensor elects not to pursue patent protection in any country, Licensor shall notify B&L and B&L shall have the right, subject to the SSP License, where applicable, but not the obligation, to file, in its own name, prosecute and maintain such patent(s) in such country at its own expense, and Licensor shall take such further action, including the execution of documents of assignment, as is reasonably necessary to support B&L's actions hereunder. With respect to Joint Patent Rights, Licensor and B&L shall, prior to filing any patent application, review the invention and determine which party should be responsible for coordinating the filing. All filings, prosecution and maintenance of Joint Patent Rights shall be subject to review and approval of both parties. All costs of filing, prosecution and maintenance of Joint Patent Rights will be shared equally by the Parties.

        12.3 Reports. Licensor shall provide to B&L a written report on the status of Patent Rights each calendar quarter.

13.0    CLINICAL INTELLECTUAL PROPERTY

        13.1 Clinical IP. Licensor shall be the owner of all Clinical IP resulting from clinical or pre-clinical trials or studies conducted by Licensor. Licensor shall use its best efforts to guarantee that B&L has complete access to and use of any Clinical IP existing or generated pursuant to any clinical or pre-clinical trial arrangement in effect as of the date of this Agreement, including without limitation, seeking to obtain from those parties having any interest in such Clinical IP agreements in a form acceptable to B&L. Except as otherwise determined by the Joint Review Committee, all clinical and pre-clinical trials or studies relating to the Development Plan shall be conducted by Licensor or by Persons contracted with by Licensor to perform such trials or studies who have assigned all ownership rights to any Clinical IP resulting therefrom to Licensor. Licensor shall take all action necessary to insure that B&L shall have complete access to and use of any such Clinical IP during the term of this Agreement.

        13.2 Clinical IP Upon Termination. If B&L terminates this Agreement for any cause as provided in Section 19.3 hereof, B&L shall have the option (exercisable at any time and from time to time within two (2) years of such termination) to require Licensor to transfer to B&L, Licensor's right, title and interest in any Clinical IP related to this Agreement. Upon the exercise of such option, Licensor shall take any and all action necessary, including without limitation the execution of all documentation deemed necessary or appropriate by B&L, to effect the transfer of such Clinical IP to B&L.

14.0    TRADEMARKS

        14.1 All logos, trade names, copyrights, trademarks, service marks, trade dress and other commercial symbols ("Marks") developed or used in connection with any and all Products shall be determined by B&L, in its sole discretion, after consultation with Licensor. The Marks shall not include the Licensor Marks (as defined in Section 14.6). All such Marks (which do not include the "Licensor Marks", as defined in Section 14.6) and the goodwill thereto shall be solely and exclusively owned by B&L. B&L, at its sole expense, shall exploit and seek registration protection in its sole discretion. Licensor acknowledges that it derives no right, title or interest in or to the Marks or the goodwill thereto.

        14.2 The designation "Bausch & Lomb" may appear on the Product packaging, or elsewhere in connection with the promotion, marketing and sale of the Product by or on behalf of B&L. However, the use of such designation with the Marks shall not create any composite trademark, nor shall Licensor have any rights in such designation, or any variation thereof.

        14.3 During and after the term of this Agreement, neither party shall directly or indirectly contest the ownership, validity or originality of the Marks, the Licensor Marks or any trademark applications or registrations covering the Marks or the Licensor Marks for the Products, and the goodwill represented by any of the foregoing Marks, or take any action in derogation of the other's right, title and interest in and to the Marks, the Licensor Marks or any other logos, trade names, copyrights, trademarks, service marks, trade dress and any other commercial symbols of the other party or any Affiliate thereof. During the term of this Agreement, Licensor shall promptly inform B&L of any unauthorized use of any of the Marks of which Licensor becomes aware.

        14.4 Licensor will not use any name or other symbol confusingly similar to or, in the reasonable judgement of B&L, suggestive of any of the Marks or any other B&L logos, trade names, copyrights, trademarks, service marks, trade dress and any other commercial symbols of B&L or any Affiliate thereof.

        14.5 Termination Rights. If the agreement is terminated, other than by B&L under Section 19.3, Licensor will have the right to use packaging developed under this agreement and the royalty free right to use any trademarks developed for the Product, including without limitation, the Marks, subject to the remainder of this
               Article 14, and subject further, to the fact that Licensor shall have no rights whatsoever to use "Bausch & Lomb", and any packaging used by Licensor shall be altered to remove same. Under such circumstances, B&L shall have the option to transfer to Licensor, at Licensor's expense, all or any portion of the Marks which are the subject of the foregoing right.

        14.6 B&L shall have a royalty free license to use the names "InSite Vision" and "DuraSite" (collectively, the "Licensor Marks") in connection with the marketing, promotion, distribution and sale of the Product. Licensor represents and warrants that it has all right, title and interest in and to the Licensor Marks and the goodwill thereto, free of any lien, contractual commitment or other encumbrance, that such entire right, title and interest is not encumbered in any manner, that no licenses have ever been granted by Licensor that would limit B&L's rights hereunder, and that the Licensor Marks do not infringe the rights of any third party. The use of the Licensor Marks together with the Marks, or the Bausch & Lomb designation shall not create any composite trademark, nor shall B&L have any rights in the Licensor Marks other than as set forth herein. B&L will use the Licensor Marks only in while this Agreement is in effect, only in association with the Product and only in accordance with the policies, specifications and standards issued by Licensor from time to time. Upon Licensor's reasonable written request, B&L will provide Licensor with reasonable access during business hours and no more than once per any twelve month period during the term of this Agreement to its premises where B&L uses the Licensor Marks or stores material bearing the Licensor Marks to observe B&L's activities relating to the Licensor Marks for the purpose of inspecting material on which the Licensor Marks appear. B&L agrees that the benefit and goodwill associated with use of the Licensor Marks by B&L will inure entirely to Licensor. During the term of this Agreement, B&L shall promptly inform Licensor of any unauthorized use of any of the Licensor Marks of which B&L becomes aware.

15.0    NONCOMPETITION; FAVORED TREATMENT

        15.1 Except to the extent that the license granted to B&L becomes non-exclusive with respect to a Product, Licensor shall not, alone or with others for a period of [***] following such termination, introduce into any market [***]. In the event of a termination by Licensor under Section 19.3, or by B&L under
               Section 19.4, the foregoing restriction on competition shall not apply.

        15.2 If B&L's rights under this Agreement with respect to a Product become non-exclusive in accordance with the terms and provisions of this Agreement, and the Licensor enters into an agreement with a person or entity other than B&L ("Subsequent Agreement"), granting a license to any of the Patent Rights in the Field [***].

        15.3 ISV-401 Rights InSite is currently pursuing an antibiotic program named ISV-401, and may enter into the development of other [***] products which shall be excluded from the scope of any of the provisions of this Article 15. Without limiting the generality of the foregoing, the Product noncompetition provisions of Section 15.1, above shall only apply to [***].

16.0    ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

        16.1 Infringement Notice. If either party becomes aware of any infringement or threatened infringement of any Intellectual Property Right, then the party becoming aware of the infringement shall give notice to the other party within Ten (10) days of becoming aware of such infringement or threat.


[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        16.2 Enforcement Actions. The parties acknowledge and agree that the enforcement of certain of the Patent Rights may be subject to the SSP License. Subject to the foregoing, Licensor shall have the right, but not the obligation, subject to obtaining any consent required to be obtained under the SSP License to bring an enforcement action and take any other reasonable steps to defend the Patent Right against infringement; which steps may include the negotiation of appropriate settlements and cross-licenses. Licensor shall have the right to approve any settlement, cross-license, etc., such approval not to be unreasonably withheld or delayed. Licensor hereby agrees, in addition to its obligations under the last sentence of this Section 16.2, to be joined as a party to any such action. The costs of such enforcement action shall be borne by B&L, and any recovery shall go first to reimburse the expenses of B&L and the remainder shall be treated as Net Sales and allocated accordingly, except as otherwise required by the SSP License. If B&L does not initiate a response to any infringement within thirty (30) days after it has received notice thereof, then Licensor shall have the right to undertake such action itself at its own expense. B&L shall have the right to approve any settlement, cross-license, etc., such approval not to be unreasonably withheld or delayed. Recovery from any settlement or judgment from any such action undertaken and funded by Licensor shall go first to reimburse the expenses of Licensor and the remainder shall be divided equally between the parties. Notwithstanding the foregoing, if the monetary recovery is less than the out-of-pocket expenses of Licensor and B&L, reimbursement shall be on a pro rata basis, based upon costs incurred. Licensor and B&L shall assist one another and reasonably cooperate in any such litigation at the other's request without charge to the requesting party.

17.0    INFRINGEMENT OF THIRD PARTY PATENTS

        17.1 Infringement of Third Party Patents. Each Party shall promptly send the other Party a copy of any notice or communication from a third party alleging any infringement or other violation of such third party's intellectual property rights ("Notice"). Licensor shall have the first right, but shall not be obligated, to respond to the Notice, and shall take such further action as is required under the SSP License. If Licensor does not elect to respond, Licensor shall promptly inform B&L and permit it to respond to the Notice, subject to compliance with the SSP License. B&L shall have the right, but shall not be obligated, to take any legal action at its own expense in response to the Notice. B&L shall have the right to name Licensor as a party in connection with any action in response to the Notice.

               Each Party shall cooperate fully with the other Party in any action resulting from or in connection with the Notice. Unless the Parties are separately defending themselves, the Party defending any such proceedings shall have sole control of such proceedings and shall bear the reasonable expenses (excluding all legal fees) incurred by the other Party in providing such assistance and cooperation as is requested pursuant to this paragraph. The Party defending such proceedings shall consult with and keep the other Party informed of the progress of such proceedings, including, without limitation, furnishing copies of communications, pleadings and other documents and keeping the other Party informed of settlement efforts and developments, and such other Party shall be entitled to participate with counsel in such proceedings but at its own expense. If B&L defends such proceedings, it may offset its reasonable expenses, including reasonable legal expenses, incurred in regard thereto against the Base Royalty owed to Licensor under Article 6 of this Agreement. B&L shall continue to perform its reporting obligations under this Agreement and otherwise continue to perform its obligations hereunder.

               Neither Party shall settle any infringement, misappropriation, or other claim subject to this Article 17 without the consent of the other Party, which consent shall not be unreasonably withheld, if it would adversely affect B&L's rights hereunder.

               If any Invention claimed in a Patent Right or any Know-how is covered by an issued patent or other intellectual property right held by one or more third parties and it becomes necessary for B&L to obtain a license from such third party or parties under such patent, and/or other intellectual property right and accordingly to pay royalties, upfront payments or damages to such third party(ies), then B&L may reduce the Base Royalty or other payments otherwise due Licensor, other than the Extra Royalty, by the amount of royalty payment, upfront payments or damages due to such third party.

18.0    NOTICES

        18.1 All notices required or permitted hereunder shall by given in writing and mailed postage prepaid by first class certified or registered mail, or sent by a nationally recognized express courier service, or hand delivered at the following addresses, or faxed to the fax numbers set forth below:

                      To B&L:

                      Bausch & Lomb Incorporated
                      One Bausch & Lomb Place
                      Rochester, New York  14604
                      Attn: Vice President -- Business Development Fax No.: (585) 338-5043

                      With a copy to:

                      Bausch & Lomb Incorporated
                      One Bausch & Lomb Place
                      Rochester, New York  14604
                      Attn: Senior Vice President & General Counsel Fax No.: (585) 338-8706

                      To Licensor:

                      InSite Vision Incorporated
                      965 Atlantic Ave.
                      Alameda, CA  94501
                      Attn:  CEO
                      Fax No.:  (51) 865-5700

                      With a copy to:

                      Brobeck, Phleger & Harrison
                      2000 University Ave.
                      Palo Alto, CA  94303
                      Attn:  Timothy Curry, Esq.
                      Fax. No.:  (650) 331-8111

        18.2 Any notice shall be deemed given, if mailed properly addressed, postage prepaid, three days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if sent by express courier service, or on the date of receipt if hand delivered, or on the next business day following the date of error-free fax transmission by sender.

19.0    TERM AND TERMINATION

        19.1 Expiration of Royalty Obligations. Subject to Section 6.1 hereof, B&L's obligation to pay a Running Royalty under this Agreement shall terminate on a Product-by-Product and country-by-country basis at the end of the Royalty Period. At the end of each such term, and on a country-by-country basis, B&L shall have an irrevocable, fully paid up license under the Patent Rights and Know-How in the applicable Field to make, have made, use, sell, offer to sell, import and distribute such Product in such country.

        19.2 Term. The term of this Agreement shall begin on the Effective Date and shall remain in effect until the expiration of the last to expire Patent Right, unless earlier terminated as provided for hereunder ("Term").

        19.3 Termination. Either Party may terminate this Agreement upon written notice to the other Party upon the happening of any of the following events:

               (a) if the other Party fails to pay or cause to be paid any amount which has become due under this Agreement, within thirty (30) days after written notice from the non-breaching Party of such failure,

               (b) if the other Party has materially breached or defaulted under any other provision of this Agreement and has not cured such breach or default within sixty (60) days after written notice from the non-breaching Party specifying the nature of the breach or default in reasonable detail, except as provided in Section 19.5 below, or

               (c) if the other Party files a petition under any foreign, State or United States bankruptcy act, receivership statute or the like, as they now exist or as they may be amended, or any such petition is filed against the other Party by a third Party, or the other Party enters into an assignment for the benefit of its creditors or participates in any similar proceeding, or a receiver is appointed for substantially all of the assets of such other Party that is not dismissed within sixty (60) days, or such other Party becomes insolvent or admits in writing its inability to pay its debt as they become due. In the event, however, that the alleged breaching or defaulting Party has invoked the dispute resolution provisions set forth in Article 21 hereof, this Agreement may not be terminated until such dispute resolution procedure has been completed.

        19.4 Termination by B&L Without Cause. B&L may terminate this Agreement at any time without cause on ninety (90) days' written notice to Licensor.

        19.5   Effect of Termination.

               (a) All rights and obligations under this Agreement (including without limitation any licenses granted hereunder) shall immediately end upon termination of this Agreement for any reason; provided however, that termination of this Agreement shall not release either party from any payment obligation that has accrued as of the effective date of the termination. Neither Party shall be liable to the other for damages of any sort resulting solely from termination of this Agreement in accordance with its terms.

               (b)    If Licensor terminates this Agreement pursuant to Section
                      19.3 at any time, or B&L terminates this Agreement pursuant to Section 19.4 and notice of such termination is given after the later to occur of (i) ----- commencement of enrollment of Phase III clinical trials for ISV-403 and
                      (ii) January 1, 2004, in addition to any other rights available to Licensor hereunder, B&L shall be required to forfeit in favor of Licensor, all equity capital of Licensor which has been purchased by B&L prior to such date pursuant to the Preferred Stock Purchase Agreement. In all other circumstances, B&L shall be entitled to retain all equity investments in Licensor.

               (c) If B&L terminates this Agreement pursuant to Section 19.3 at anytime, or pursuant to Section 19.4, on or before the later to occur of (i) commencement of enrollment of Phase II/III clinical trials for ISV-403 and (ii) January 1, 2004, in addition to any other rights available to B&L hereunder, B&L shall be entitled to exercise its right to convert each share of Preferred Stock plus all accumulated and unpaid dividends, into such number of shares of the common stock of Licensor and into other securities of Licensor, as is determined in accordance with the Certificate of Designation of the Series A-1 Preferred Stock of Licensor and the Preferred Stock Purchase Agreement.

        19.6 Sell-Off Period. Notwithstanding anything to the contrary contained herein, in the event of termination after First Commercial Sale, B&L, its Affiliates and its Sublicensees shall have [***] from the effective date of termination to complete the manufacture of any work-in-progress and to sell any Product in inventory, subject to royalty and other obligations to Licensor under this Agreement.

        19.7 Remedies Not Exclusive. The rights and remedies provided in Sections 19.3, 19.5 and 19.6 shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

20.0    FORCE MAJEURE

        20.1 Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control. In addition, the party affected by such force Majeure shall use reasonable efforts, consistent with good business judgment, to eliminate, cure and overcome any of such causes and resume performance of its obligations and to keep the other party informed of such efforts. In no event will this provision apply to excuse a party from any payment obligation under this Agreement.


[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

21.0    MISCELLANEOUS

        21.1 Assignment. This Agreement and all rights and obligation hereunder are personal to the parties hereto, and may not be assigned without the express prior written consent of the other (which consent shall not be unreasonably withheld). Any assignment or attempt at same not in accordance with the foregoing shall be void and without effect. Notwithstanding the foregoing, B&L or InSite Vision shall be entitled to assign this Agreement to a purchaser of substantially all of the assets of the business to which this Agreement applies without consent of the other party.

        21.2 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as possible, implements the purposes hereof. Furthermore, the court may, to the fullest extent permitted by law, substitute a provision that most closely conforms to the parties' intent as determined by such court.

        21.3 No Waiver. The failure of any party at any time to require performance of any provision shall in no manner affect its rights to enforce such provision at a later time.

        21.4 Dispute Resolution. If any dispute arises between Licensor and B&L with respect to the interpretation or breach of this Agreement (including disputes concerning decisions or failure to decide by the Joint Review Committee), either party may notify the other of the dispute in writing and the parties shall attempt to resolve the dispute through discussions between Licensor's Chief Executive Officer and B&L's Vice President -- Business Development. If such officers are unable to resolve the dispute within Thirty (30) days after the date written notice of the dispute is delivered, either party may seek such other remedy, at law or in equity, as it may deem necessary or appropriate.

        21.5 Governing Law. This Agreement shall be governed by New York law, without regard to its principles governing conflicts of laws.

        21.6 Survival. Articles 1, 7-15, 19 and 21 shall survive termination of this Agreement.

        21.7 Bankruptcy. All licenses granted under this Agreement by Licensor to B&L, for all purposes of Section 365(n) of Title XI of the United States Code ("Title XI"), are licenses of rights to "intellectual property" as defined in Title XI. During the Term, Licensor shall create and maintain current copies to the extent practicable of all such intellectual property. If a bankruptcy proceeding is commenced by or against Licensor under Title XI, B&L shall be entitled to a copy of any and all such intellectual property, and the same, if not in the possession of B&L, shall be promptly delivered to it (a) upon B&L's written request following the commencement of such bankruptcy proceeding, unless Licensor, or its trustee or receiver, elects within Thirty (30) days to continue to perform all of its obligations under this Agreement, or (b) if not delivered as provided under clause (a) above, upon B&L's request following the rejection of this Agreement by or on behalf of Licensor. If B&L has taken possession of all applicable embodiments of the intellectual property of Licensor pursuant to this Section and the trustee in bankruptcy of Licensor does not reject this Agreement, B&L shall return such embodiments upon request. If Licensor seeks or involuntarily is placed under

               Title XI and the trustee rejects this Agreement as contemplated under 11 U.S.C. 365(n)(1), B&L hereby elects pursuant to Section 365(n) to retain all rights granted to B&L under this Agreement to the extent permitted by law.

        21.8 Merger. This Agreement (a) sets forth the entire agreement between the parties hereto and any parties who have in the past or who are now representing either the parties hereto and merges all discussions between them; (b) annuls and replaces every other agreement which may have existed between Licensor and B&L; and
               (c) is separate and distinct from any other agreement which may have existed in the past or may now exist.

        21.9 Integration. This Agreement contains the entire understanding between the parties and no other understandings, representations or warranties are in force or in effect.

        21.10 Conformity with SSP License. The parties acknowledge and agree that the license granted herein includes a sublicense by Licensor to B&L of rights under the SSP License. Accordingly, the parties acknowledge and agree that Licensor cannot under Article 2 (License Grants) of this Agreement grant to B&L any right which Licensor is not legally entitled to grant to the extent of limitations on Licensor's rights as are set forth in the SSP License. Further, the parties acknowledge and agree that the rights and obligations of the parties under Articles 12 (Patents), Article 16 (Enforcement of Intellectual Property Rights) and Article 17 (Infringement of Third Party Patents) of this Agreement are, with respect to such portions of the Technology as are subject to the SSP License, specifically subject to the rights of SSP as set forth in the SSP License. Neither party shall be held to be in breach or default of this Agreement to the extent that any such purported breach or default is a result of conflict or inconsistency between this Agreement and that party's obligations under the SSP License as noted in this Section 21.10. Beyond the scope of its subject matter, the SSP License shall not be construed to affect the rights or obligations of B&L and Licensor, either under this Agreement or otherwise.

        21.11 Condition Precedent. All obligations of the parties hereunder shall be subject to the receipt by B&L of (i) the written consent of SSP Co. Ltd., copied to B&L, to the sublicense by Licensor to B&L of Licensor's rights under the SSP License (as contained herein) and (ii) a copy of an amendment to the SSP License that requires [***]. In each case, the form and substance of the documents referred to in (i) and (ii) above shall be acceptable to B&L, which shall be evidenced by B&L's written acknowledgment to Licensor. If the conditions set forth herein are not achieved on or before


[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         August 11, 2002, this Agreement shall be of no further effect.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.*

BAUSCH & LOMB INCORPORATED          INSITE VISION INCORPORATED


By:                                           By:
    ---------------------------------             ------------------------------


Name:                                         Name:
     --------------------------------              -----------------------------


Title:                                        Title:
      ---------------------------------             ----------------------------




*  See Section 21.11, Condition Precedent.

                                   EXHIBIT 1.5

                                DEVELOPMENT PLAN


Milestones:                                                              Estimated Timing:
----------                                                               -----------------
(a)     [***]                                                                 Q1 2003

(b)     [***]                                                                 Q4 2003

(c)     [***]                                                                 Q3 2004

(d)     [***]                                                                 Q2 2004

(e)     [***]                                                                 Q1 2005

(f)     [***]                                                                 Q3 2005

(g)     [***]                                                                 Q3 2005

(h)     [***]                                                                 Q2 2006

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  EXHIBIT 1.13

                            PATENTS AND APPLICATIONS

DuraSite is a polymer formulation composed of Polycarbophil, a lightly cross-linked acrylic acid polymer, and salts adjusted to make a formulation that has a pH and osmolality compatible in the eye. When DuraSite formulations are instilled into the cul-de-sac of the eye, the residence time is increased which enhances transport and bioavailability of the drug substance into the eye tissues. The ophthalmic drug delivery technology described here is described in the following U.S. patents along with their foreign counterparts:

U.S. Patent Number:

4,615,697
4,983,392
5,225,196
5,192,535
5,814,655
6,159,458



                            SSP TECHNICAL INFORMATION

The technical information on SS734 is described in the following US Patent and foreign counterparts:

5,447,926



                               JOINT PATENT RIGHTS

A patent application has been filed on the SS734-DuraSite combination and is described in the following United States Application and foreign counterparts:

US Patent Application No.  [***] (application in progress)

US Patent Application [***], continuation-in-part of US Application No. [***] (application in progress)



[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  EXHIBIT 1.20

                                   SSP LICENSE




                           INSITE VISION INCORPORATED




                                       and





                                  SSP CO., LTD.





                      JOINT SS732/SS734 PRODUCT DEVELOPMENT



                                    AGREEMENT

                                TABLE OF CONTENTS

                                                                               Page
1.      DEFINITIONS
        1.1    Affiliate........................................................5
        1.2    Confidential Information.........................................5
        1.3    Delivery System..................................................6
        1.4    Drug Substance...................................................5
        1.5    Drug Product.....................................................6
        1.6    First Commercial Sale............................................6
        1.7    Field............................................................6
        1.8    Know-How.........................................................6
        1.9    INSITE Technology................................................6
        1.10   INSITE Territory.................................................6
        1.11   Joint Patent Rights..............................................6
        1.12   Joint Territory..................................................6
        1.13   Net Sales........................................................6
        1.14   Patent Rights....................................................7
        1.15   SSP Technology...................................................7
        1.16   SSP Territory....................................................8
        1.17   Technology.......................................................8
        1.18   Technology Disclosure............................................8
        1.19   Valid Claim......................................................8
        1.20   Derivative.......................................................8

2.      DEVELOPMENT AND TECHNOLOGY EXCHANGE
        2.1    Research and Development.........................................8
        2.2    Clinical Trials..................................................8
        2.3    Manufacture and Supply...........................................8

3.      LICENSE
        3.1    License to INSITE................................................8
        3.2    License to SSP...................................................8
        3.3    Joint Territory..................................................8
        3.4    Sublicense.......................................................8

4.      CONSIDERATION
        4.1    Royalties........................................................9
        4.2    Combination Products.............................................9
        4.3    Payments.........................................................9
        4.4    Foreign Sales....................................................9
        4.5    Foreign Taxes....................................................9
        4.6    Royalty Period...................................................9

5.      RECORDS AND REPORTS
        5.1    Reports..........................................................9
        5.2    Records.........................................................10
        5.3    Audit Rights....................................................10

                                                                               Page
6.      PATENT PROSECUTION AND MAINTENANCE
        6.1    Separate Patent Rights..........................................10
        6.2    Joint Patent Rights.............................................10

7.      PATENT ENFORCEMENT AND DEFENSE
        7.1    Infringement Notice.............................................11
        7.2    Infringement of Separate Patent Rights..........................11
        7.3    Infringement of Joint Patent Rights.............................11
        7.4    Expenses and Recovery...........................................11

8.      THIRD PARTY CLAIMS OF INFRINGEMENT
        8.1    SSP Patent Rights...............................................11
        8.2    INSITE Patent Rights............................................12

9.      COMMERCIALIZATION
        9.1    Governmental Approvals and Marketing........................... 12
        9.2    U.S. Manufacture................................................12
        9.3    Foreign Registration............................................12
        9.4    Trademark and Trade Name Usage..................................12

10.     WARRANTIES AND DISCLAIMER
        10.1   Mutual Warranties...............................................12
        10.2   Disclaimer......................................................13

11.     LIMITATION OF LIABILITY
        11.1   Direct Damages..................................................13
        11.2   Indirect Damages................................................13
        11.3   Qualification...................................................13

12.     INDEMNIFICATION
        12.1   SSP Indemnification.............................................13
        12.2   INSITE Indemnification..........................................13
        12.3   Notice..........................................................13
        12.4   Joint Defense...................................................14

13.     CONFIDENTIALITY
        13.1   Treatment of Confidential Information...........................14
        13.2   Publications....................................................14
        13.3   Publicity.......................................................14

14.     TERM AND TERMINATION
        14.1   Term............................................................14
        14.2   Termination Upon Default........................................14
        14.3   Termination Upon Bankruptcy or Insolvency.......................15
        14.4   Rights Upon Termination or Expiration...........................15
        14.5   Not Sole Remedy.................................................15

                                                                               Page
15.     ASSIGNMENT/SUCCESSORS
        15.1   Assignment......................................................16
        15.2   Binding Upon Successors and Assigns.............................16

16.     DISPUTE RESOLUTION
        16.1   Executive Mediation.............................................16
        16.2   Arbitration.....................................................16
        16.3   Exceptions......................................................16

17.     GENERAL PROVISIONS
        17.1   Independent Contractors.........................................16
        17.2   Entire Agreement: Modification..................................16
        17.3   California Law..................................................16
        17.4   Headings........................................................16
        17.5   Severability....................................................17
        17.6   No Waiver.......................................................17
        17.7   Notices.........................................................17
        17.8   Compliance to U.S. Laws.........................................17
        17.9   Force Majeure...................................................17
        17.10  Counterparts....................................................17

EXHIBIT A......................................................................19

EXHIBIT B......................................................................21

EXHIBIT C......................................................................23

EXHIBIT D......................................................................24

                               PRODUCT DEVELOPMENT

                                        &

                            CROSS - LICENSE AGREEMENT


        THIS PRODUCT DEVELOPMENT AND LICENSE AGREEMENT (this "Agreement") is entered into and made effective as of this 15th day of April, 2001 (the "Effective Date"), by and between INSITE Vision Incorporated ("INSITE") with an office at 965 Atlantic Avenue, Alameda, California 94501 and SSP CO., LTD. ("SSP") with an office at 12-4, 2-Chome, Hama-Cho, Nihonbashi, Chuo-Ku, Tokyo 103-8481 JAPAN (INSITE and SSP individually, a "Party", together, the "Parties".)

               RECITALS


        A. WHEREAS, INSITE has developed a drug delivery system for various ophthalmic applications and owns certain intellectual property rights with respect thereto.

        B. WHEREAS, SSP has developed certain drug substances for the prevention and treatment of diseases of the eye and owns certain intellectual property rights with respect thereto;

        C. WHEREAS, the Parties desire that INSITE develop a formulation of its delivery system for use in connection with SSP's drug substances and that each Party should have the right to make, distribute, and sell the combined Drug Product as defined below, and to conduct certain activities related thereto, on the terms and conditions set forth herein.

        NOW THEREFORE, based on the foregoing, and in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                    AGREEMENT


1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth below.

        1.1. "Affiliate" means any entity which is directly or indirectly controlled by or is under common control by Licensee. The term "control" as used herein means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise. The parties agree that as of the effective date Dojin Pharmaceutical Products Inc. shall be deemed and treated as an Affiliate of SSP.

        1.2. "Confidential Information" means any and all proprietary or confidential information of either Party which may be exchanged between the Parties at any time and from time to time during the term of this Agreement or pursuant to the Letter of Intent dated December 7, 2000 or the Bilateral Confidential Disclosure Agreement dated, March 17, 2000. Information shall not be considered confidential to the extent that it:
        (a) is publicly disclosed through no breach of fault of any confidentiality obligation by either Party, either before or after it becomes known to the receiving Party; (b) was known to the receiving Party prior to the date of this Agreement, which knowledge was acquired independently and not from another Party or such Party's employees, consultants or other agents; (c) is subsequently disclosed to the receiving Party in good faith by a third party without breach of an obligation of confidentially with respect thereto; or (d) has been published by a third party as a matter of right.

        1.3. "Delivery System" means INSITE's proprietary polycarbophil drug delivery vehicle.

        1.4. "Drug Substance" means SSP's drug substances identified as SS732 [***] and/or SS734 [***].

        1.5. "Drug Product" means a product combining the Drug Substance together with a formulation of Delivery System which formulation is developed by INSITE hereunder for use with the Drug Substance.

        1.6. "First Commercial Sale" means, with respect to the Drug Product in any country the first sale for use or consumption by the general public of such Drug Product in such country after all applicable regulatory approvals have been obtained in such country.

        1.7.   "Field" means [***].

        1.8. "Know-How" means all technology, engineering data, trade secrets, technical data, manufacturing information, pre-clinical and clinical data and any other information, experience or intellectual property that a Party owns or has the right to sublicense that is used in or relates to the use or sale of its Technology, as well as any improvements or modifications thereto developed by such Party with respect thereto during the Term, other than as covered by Valid Claims within such Party's Patent Rights.

        1.9. "INSITE Technology" means the (a) Delivery System and other INSITE, information, data, materials technology as set forth in the Technology Disclosure; and (b) all modifications, improvements and derivatives thereof whether or not the same are made pursuant to or during the term of this Agreement.

        1.10. "INSITE Territory" means anywhere in the world excluding the Joint Territory and SSP Territory.

        1.11. "Joint Patent Rights" means solely those Patent Rights covering the Drug Product as a combination of the Drug Substance and Delivery System and excluding any Patent Rights covering the INSITE Technology or SSP Technology.

        1.12. "Joint Territory" means all countries, territories and protectorates in Asia which, for purposes of this Section 1.12 includes the South East Asian countries such area as Korea, China, Hong Kong, Singapore, Malaysia, Thailand, Indonesia, Taiwan, and their neighborhoods, but does not include the Middle Eastern countries, Russia and ex-USSR countries, South Asia such as India, and Middle East such as Turkey, Saudi Arabia.

        1.13. "Net Sales" means the gross amount invoiced by either Party, or its Affiliates and sublicensees, or any of them, on all sales of Drug Products, less: (a) all trade, cash and quantity credits, discounts, refunds or rebates or retroactive price reductions, (b) credits for claims, allowances for returned or rejected products, (b) handling fees and restocking expenses for returned or rejected products, (c) freight handling and transportation as well as freight insurance paid by the selling Party, (d) sales taxes, tariffs, duties and other governmental charges actually paid in connection with sales of Drug Products (but excluding what is commonly known as income or franchise taxes), and (e) uncollectible amounts determined in accordance with reasonable accounting practices, consistently applied to all products of the selling Party. For purposes of determining Net Sales, a sale shall be deemed to have occurred when an invoice therefore shall be generated or the Drug Product shipped for delivery. Sales of Drug Products by either Party, or an Affiliate or sublicensee of either Party to any Affiliate or sublicensee which is a reseller thereof shall be excluded, and only the subsequent sale of such Drug Products by Affiliates or sublicensees of either Party to unrelated Parties shall be deemed Net Sales hereunder. In addition "sale" will not include transfers or dispositions for [***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        or for preclinical, clinical, regulatory or governmental purposes prior to receiving marketing approval.

        1.14. "Patent Rights" means rights arising out of or resulting from (i) any and all U.S. and foreign patent applications claiming Technology;
        (ii) the patents issuing from such applications, including provisionals, divisionals, continuations and continuations-in-part (to the extent the claims of such continuations-in-part are directed solely toward Technology); and (iii) reissues, reexaminations, and extensions of any patent set forth in (i)-(ii) or other government action which provides exclusive rights to an Invention beyond the original patent expiration date.

        1.15. "SSP Technology" means the (a) the Drug Substance and other SSP, information, data, materials technology as set forth in the Technology Disclosure; and (b) all modifications, improvements and Derivatives thereof whether or not the same are made pursuant to or during the term of this Agreement.

        1.16. "SSP Territory" means the country of Japan.

        1.17. "Technology" means the SSP Technology or INSITE Technology, as applicable.

        1.18. "Technology Disclosure" means the document describing the Parties respective Technology attached hereto as Exhibit A.

        1.19. "Valid Claim" means a claim of an issued and unexpired patent which patent has not lapsed, been abandoned and which claim has not been canceled or declared invalid by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

        1.20 "Derivative" shall mean any and all compounds covered by SSP's current patents listed in Exhibit A.

2.      DEVELOPMENT AND TECHNOLOGY EXCHANGE

        2.1. Research and Development. Each Party's rights and responsibilities with respect to research and development related to the Drug Product shall be as set forth in Exhibit B hereto.

        2.2. Clinical Trials. Each Party's rights and responsibilities with respect to clinical trial activity related to the Drug Product shall be as set forth in Exhibit B hereto.

        2.3. Manufacture and Supply. Each Party's rights and responsibilities with respect to the manufacture and supply of Drug Product shall be as set forth in Exhibit C hereto.

3.      LICENSE.

        3.1. License to INSITE. Subject to the terms and conditions of this Agreement, SSP hereby grants to INSITE under the SSP Patent Rights and SSP Know-How, for the Term of this Agreement, a license to: (a) develop the Drug Product for use in the Field as contemplated in Section 2.1,
        (b) conduct its clinical trial activities with respect to the Drug Product as contemplated in Section 2.2; (c) make, have made, use, sell, offer for sale and import the Drug Product for use in the Field as contemplated in Section 2.3; and (d) sublicense any or all of the foregoing through multiple tiers of sublicensees. The foregoing license shall be exclusive including as to SSP in the INSITE Territory and, to the extent set forth in Section 3.3 , shall be non-exclusive in the Joint Territory.

        3.2. License to SSP. Subject to the terms and conditions of this Agreement, INSITE hereby grants to SSP under the INSITE Patent Rights and INSITE Know-How, for the Term of this Agreement, a license to: (a) conduct its clinical trial activities with respect to the Drug Product as contemplated in Section 2.2; (b) make, have made, use, sell, offer for sale and import the Drug Product for use in the Field as contemplated in Section 2.3; and (c) sublicense any or all of the foregoing through multiple tiers of sublicensees. The foregoing license shall be exclusive including as to INSITE in the SSP Territory and, to the extent set forth in Section 3.3 shall be non-exclusive in the Joint Territory.

        3.3. Joint Territory. Each Party may, with respect to the rights granted to it in the Joint Territory under Section 3.1 (License to INSITE) or
        Section 3.2 (License to SSP), grant a sublicense to some or all such rights. Notwithstanding the foregoing, a Party may only sublicense all such rights to a single third party: (a) with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; (b) if such Party does not reserve for itself right to exercise such rights in the Joint Territory during the term of the sublicense.

        3.4. Sublicense. A Party may only grant a sublicense as permitted under this Section 3 pursuant to a written agreement that: (a) is at least as protective of the Party owning the rights and technology licensed as the provisions of this Agreement (b) provide for such reports and other documentation as may be necessary for the Party granting such sublicense to fulfill its obligations hereunder with respect to the activities of such sublicensee including without limitation such Party's record keeping and Royalty payment obligations.

4.      CONSIDERATION.

        4.1. Royalties. As consideration for rights and licenses granted hereunder, each Party (the "Selling Party") shall pay to the other Party (the "Non-Selling Party") a royalty, calculated on a country-by-country basis, in the amount of: (a) [***] of Net Sales for Drug Products sold by the Selling Party in a country which could not at the time be made, used, sold, offered for sale or imported in such country without infringing one or more Valid Claims under the Joint Patent Rights; and
        (b) [***] of Net Sales for all other Drug Products sold by the Selling Party. The Net Sales of a Party shall be aggregated with the Net Sales of its Affiliates and sublicensees for purposes of determining the Net Sales upon which Royalties are to be paid to the other Party.

        4.2. Combination Products. In the event a Drug Product is sold in the form of a combination product containing one or more active ingredients which are themselves not Drug Products, the Net Sales will be calculated by multiplying the sales price of such combination product by the fraction A/(A+B) where A is the invoice price or Fair Market Value, whichever is greater, of the Drug Product and B is the total invoice price or Fair Market Value, whichever is greater, of the other product(s). In the event the Parties cannot agree on any such valuation issues, the Parties shall resolve their dispute pursuant to Section 16 .

        4.3. Payments. Except as set forth in Section 14.3 each Party shall pay
        Royalties: (a) with regard to Net Sales of such Party or its Affiliates, within [***] after the end of each calendar quarter during the Term for the Net Sales of Drug Products during such quarter; and (b) with regard to Net Sales made by sublicensees of a Party or its Affiliates, within [***] after the end of each calendar quarter during the Term, for Net Sales of Drug Products by such sublicensee during such quarter.

        4.4. Foreign Sales. The remittance of Royalties payable to INSITE on sales of Drug Product(s) outside the United States shall be payable in United States Dollar equivalents at the official rate of exchange of the currency of the country from which the royalties are payable as quoted in the Wall Street Journal for the last business day of the calendar quarter in which the royalties are payable. If the transfer of or the conversion into the United Sates Dollar equivalents of any such remittance in any such instance is not lawful or possible, the payment of such part of the Royalties as is necessary shall be made by the deposit thereof, in the currency of the county where the sale was made on which the royalty was based to the credit and account of INSITE or its nominee in any commercial bank or trust company of its choice located in that country, prompt written notice of which shall be given by SSP to INSITE.

        4.5. Foreign Taxes. Any tax required to be withheld by either Party under the laws of any foreign country for the accounts of the other shall be promptly paid by the first Party for and on behalf of the other to the appropriate governmental authority, and each Party shall use its best efforts to

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        furnish the other with proof of payment of such tax together with official or other appropriate evidence issued by the applicable government authority. Any such tax actually paid on behalf of the other Party shall be deducted from royalty payments due the other Party.

        4.6. Royalty Period. The Royalty obligations of either Party as to each Drug Product shall expire on a country-by-country basis: (a) concurrently with the expiration of the last to expire of Valid Claims within the Joint Patent Rights excluding any joint patent rights covering Drug Products sold in such country; or (b) with respect to Drug Products never covered in such country by a Valid Claim within the Joint Patent Rights, [***] after the date of the First Commercial Sale of such Drug Product in such country

5.      RECORDS AND REPORTS.

        5.1. Reports. Each Party shall furnish to the other Party at the same time as each royalty payment is made, a detailed written report of Net Sales of the Drug Products sold by such Party and its Affiliates and sublicensees as applicable and the Royalty due and payable thereon, including a description of any offsets or credits deducted therefrom, on a product-by-product and country-by-country basis, for the calendar quarter upon which the royalty payment is based.

        5.2. Records. Each Party shall keep, and cause its Affiliates and sublicensees to keep, full complete and proper records and accounts of all sales of Drug Products in sufficient detail to enable the royalties payable on Net Sales of each Drug Product to be determined by examining the records and accounts of such Party. Each Party, its Affiliates and sublicensees shall preserve and maintain all such records for a period of three (3) years after the calendar quarter to which the record applies.

        5.3. Audit Rights. Each Party shall have the right to appoint an independent certified public accounting firm approved by the other Party, which approval shall not be unreasonably withheld or delayed, to audit the records and reports of the other Party previously unaudited hereunder, solely as necessary to verify the royalties payable pursuant to this Agreement. Such Party, its affiliates and sublicensees shall pay to the other Party an amount equal to any additional royalties to the other Party is entitled as disclosed by the audit, plus interest thereon at the rate of one and one-half percent (1.5%) per month. Such audit shall be at initiating Party's expense; provided, however, that if the audit discloses that was underpaid royalties with respect to any Drug Product by at least ten percent (10%) for any calendar quarter, then the other Party, its Affiliates or sublicensee, as the case may be shall reimburse the initiating Party for any such audit costs. The Parties may exercise its right of audit as to each of the other, its Affiliates or sublicensees no more frequently than once in any calendar year during the Term. The accounting firm shall disclose to the other Party only information relating to the accuracy of the royalty payments.

6.      PATENT PROSECUTION AND MAINTENANCE.

        6.1. Separate Patent Rights. INSITE and SSP shall have the exclusive, worldwide right, but not the obligation to pursue and control the filing, prosecution and maintenance of any Patent Rights that have been or may be obtained with respect to the INSITE Technology and SSP Technology, respectively. Each Party shall pay its own expenses with respect to such filing, prosecution and maintenance of its patents and confidential information relating to the Drug Product and Drug Substances, respectively. Each Party agrees to keep the other reasonably informed with respect to the issuance of patents covering such Party's Technology and any changes with respect to the status of such patents.

        6.2.   Joint Patent Rights.

               (a) With respect to any Patent Rights that may be obtained for the Joint Technology: (i) INSITE shall have the exclusive right but not the obligation to pursue and control the filing, prosecution and maintenance of such Patent Rights in the INSITE Territory and the Joint Territory; and (ii) SSP shall have the exclusive right but not the obligation to pursue and control the filing, prosecution and maintenance of such Patent Rights in the SSP Territory.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               (b) With respect to the filing, prosecution and maintenance efforts set forth above, the non-filing Party shall (i) provide all reasonable assistance, information, data and records reasonably requested by the filing Party to support such efforts, and (ii) have the right to consult with the filing Party with respect to such efforts.

               (c) With respect to the filing, prosecution and maintenance efforts set forth above, the filing Party shall keep the non-filing Party reasonably informed with respect to such efforts and shall use reasonable efforts to provide copies of all patent applications, amendments and other significant filings in advance of the applicable filing deadlines.

               (d) If a Party is entitled to file for, prosecute and maintain a Joint Patent Right elects not to file for such right or to continue the prosecution and maintenance thereof then the other party shall the right to do so.

7.      PATENT ENFORCEMENT AND DEFENSE.

        7.1. Infringement Notice. Each Party shall promptly notify the other Party if: (a) such Party reasonably believes that any Patent Rights subject to this Agreement may be infringed by a third party in a particular country or jurisdiction, or (b) any Patent Rights subject to this Agreement has become subject to a declaratory judgment action seeking invalidity of such Patent Right.

        7.2 Infringement of Separate Patent Rights. Each Party shall have the worldwide right but not the obligation to attempt to abate any suspected infringement of Patent Rights covering its Technology by commercially appropriate means including, without limitation, the initiation of an infringement suit or other preceding, and may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense. If required to effectively prosecute such suit or action, the other Party shall join such suit or action as a party thereto.

        7.3    Infringement of Joint Patent Rights.

               (a) SSP shall have the right but not the obligation to attempt to abate any suspected infringement of the Joint Patent Rights in the SSP Territory by commercially appropriate means including, without limitation, the initiation of an infringement suit or other proceeding, and may enter into settlements, stipulated judgments or other arrangements respecting such infringement.

               (b) INSITE shall have the right but not the obligation to attempt to abate any suspected infringement of the Joint Patent Rights in the INSITE Territory and Joint Territory by commercially appropriate means including, without limitation, the initiation of an infringement suit or other proceeding, and may enter into settlements, stipulated judgments or other arrangements respecting such infringement.

               (c) If required to effectively prosecute such suit or action, the non initiating Party shall join such suit or action as a party thereto.

        7.4. Expenses and Recovery. With respect to any infringement action undertaken pursuant to Section 7.2 and 7.3:

               (d) the non-initiating party shall reimburse the initiating party on a quarterly basis for expenses incurred in or in connection therewith in accordance with the following allocation of such expenses: (i) [***] to the initiating Party, and (ii) [***] to the non-initiating Party.; and

               (e) any damages or other recovery received in connection therewith shall first be used to reimburse the Parties for the costs and expenses incurred in or in connection with such action, and shall thereafter be allocated between the Parties as follows;
               (i) [***] to the initiating Party, and (ii) [***] to the non-initiating Party.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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8.      THIRD PARTY CLAIMS OF INFRINGEMENT

        8.1. SSP Patent Rights. If a claim if infringement is brought against INSITE, an Affiliate or any sublicensee in any country in the INSITE Territory or Joint Territory alleging infringement of any patent in such country owned by a third party by reason of the manufacture use or sale of the Drug Product except to the extent that alleged infringes arises solely with respect to the Delivery System included with such Drug Product, INSITE shall promptly give notice thereof to SSP and make reasonable efforts to provide SSP with all information in INSITE's possession regarding such claim. SSP shall indemnify, defend and hold INSITE harmless against any damages, costs, expenses and liabilities including reasonable attorneys' fees and expenses, but not lost profits or other consequential damages arising out of such claim. SSP shall conduct the defense of any suite for infringement at its expense provided that INSITE may participate in such defense at its option and expense. INSITE shall furnish to SSP such assistance as SSP may reasonably need and request in connection with the defense of such claim. SSP shall not dispose of or settle any such claim in any manner which may adversely affect INSITE's rights or interests without INSITE's prior written consent, which consent shall not be unreasonably withheld or delayed. Without limiting any obligation of SSP hereunder or any remedies otherwise available to INSITE, if SSP fails to so defend such claim or suit, INSITE shall have the right to do so and SSP hereby agrees to reimburse INSITE for all reasonable costs and expenses, including attorneys' fees incurred by INSITE in connection with such defense.

        8.2 INSITE Patent Rights. If a claim if infringement is brought against SSP, an Affiliate or any sublicensee in any country in the SSP Territory or Joint Territory alleging infringement of any patent in such country owned by a third party by reason of the manufacture use or sale of the Drug Product except to the extent that alleged infringes arises solely with respect to the Drug Substance included with such Drug Product, SSP shall promptly give notice thereof to INSITE and make reasonable efforts to provide INSITE with all information in SSP's possession regarding such claim. INSITE shall indemnify, defend and hold SSP harmless against any damages, costs, expenses and liabilities including reasonable attorneys' fees and expenses, but not lost profits or other consequential damages arising out of such claim. INSITE shall conduct the defense of any suite for infringement at its expense provided that SSP may participate in such defense at its option and expense. SSP shall furnish to INSITE such assistance as INSITE may reasonably need and request in connection with the defense of such claim. INSITE shall not dispose of or settle any such claim in any manner which may adversely affect SSP's rights or interests without SSP's prior written consent, which consent shall not be unreasonably withheld or delayed. Without limiting any obligation of INSITE hereunder or any remedies otherwise available to SSP, if INSITE fails to so defend such claim or suit, SSP shall have the right to do so and INSITE hereby agrees to reimburse SSP for all reasonable costs and expenses, including attorneys' fees incurred by SSP in connection with such defense

9.      COMMERCIALIZATION

        9.1. Commercial Development Obligations. INSITE shall be responsible for obtaining all necessary approvals for the development, production, distribution, sale, and use of any Drug Product, at its expense, including all safety and efficacy studies in INSITE Territory and the Joint Territory. SSP shall be responsible for obtaining all necessary approvals for the development, production, distribution, sale, and use of any Drug Product, at its expense, including all safety and efficacy studies in SSP Territory. Notwithstanding the foregoing, SSP shall be solely responsible for the pre-clinical systemic toxicology for the Drug Substance and the establishment of the Drug Master File (DMF) for the Drug Substance which shall be referenced by INSITE.

        9.2. U.S. Manufacture. To the extent required by applicable United States laws, if at all, the Parties agree that Drug Products will be manufactured in the United States, or its territories, subject to such waivers as may be required, or obtained, if at all, from the United States Department of Health and Human Services, or its designee.

        9.3. Foreign Registration. Each Party agrees to register this Agreement with any foreign governmental agency in it respective territory, which requires such registration, and shall pay all costs and legal fees in connection therewith. In addition, each Party shall assure that all foreign laws affecting this Agreement or the sale of Drug Products are fully satisfied, within its territory.

        9.4. Trademark and Trade Name Usage. The use of the Trademarks in the territory shall be determined between the parties before the first commercial sale.

10.     WARRANTY AND DISCLAIMER

        10.1. Mutual Warranties. Each party hereby represents and warrants as follows:

               (a) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

               (b) it has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

        10.2. DISCLAIMER. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH ABOVE EACH PARTY MAKES NO OTHER WARRANTIES CONCERNING PATENT RIGHTS, TECHNOLOGY OR CONFIDENTIAL INFORMATION COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

11.     LIMITATION OF LIABILITY

        11.1. DIRECT DAMAGES. EXCEPT AS SET FORTH IN SECTION 11.3 THE TOTAL, CUMULATIVE LIABILITY OF THIS AGREEMENT OF EACH PARTY ARISING OUT OF OR RELATED TO, THIS AGREEMENT, ITS INTERPRETATION, AND SERVICES PERFORMED HEREUNDER, SHALL NOT EXCEED THE ROYALTY DUE THE PARTY FOR THE PREVIOUS TWELVE MONTHS PRIOR TO THE DATE SUCH CLAIM AROSE.

        11.2. INDIRECT DAMAGES. EXCEPT AS SET FORTH IN SECTION 11.3, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES INCURRED BY SUCH PARTY ARISING UNDER OR AS A RESULT OF THIS AGREEMENT OR THE TERMINATION HEREOF INCLUDING, BUT NOT LIMITED TO, THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR ON ACCOUNT OF EXPENSES, INVESTMENTS, OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OR OTHERWISE.

        11.3. QUALIFICATION. THE FOREGOING LIMITATION OF LIABILITY SHALL (A) APPLY REGARDLESS OF WHETHER THE LIABLE PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOT WITHSTANDING THE FAILURE OF ANY OTHER REMEDY HEREUNDER TO SERVE ITS ESSENTIAL PURPOSE; AND (B) NOT APPLY WITH EXCEPT WITH RESPECT TO A BREACH OF SECTION 3, OR SECTION 13, TO THE PARTIES OBLIGATIONS UNDER SECTION 12 OR TO THE EXTENT PROHIBITED BY LAW.

12.     INDEMNIFICATION

        12.1. SSP Indemnification. SSP shall indemnify and hold INSITE, its directors, officers, employees, agents, Affiliates and sublicensees harmless against all claims, damages, liabilities, losses, costs and expenses arising from: (a) any negligent or willful acts or omissions of SSP, its contractors or permitted licensees, in connection with the manufacture of any Drug Product, or the exercise or performance by SSP of any right or obligations under this Agreement; (b) the failure of any Drug Product or any component thereof supplied by SSP to comply with all agreed upon specifications and with all applicable laws, regulations and government orders; or (c) otherwise arising from any acts or omissions of SSP, its contractors or licensees in connection with the sale or provision of any Drug Product to any third party; in each case except to the e extent subject to indemnification of INSITE under Section 12.2

        12.2. INSITE Indemnification. INSITE shall indemnify and hold SSP, its directors, officers, employees, agents, Affiliates and sublicensees harmless against all Claims arising from: (a) any negligent or willful acts or omissions of INSITE, its contractors or permitted licensees, in connection with the manufacture of any Drug Product, or the exercise or performance by INSITE of any right or obligations under this Agreement; (a) the failure of any Drug Product or any component thereof supplied by INSITE to comply with all agreed upon specifications and with all applicable laws, regulations and government orders; or (c) otherwise arising from any acts or omissions of INSITE, its contractors or licensees in connection with the sale or provision of any Drug Product to any third party; in each case except to the e extent subject to indemnification of SSP under
        Section 12.1.

        12.3. Notice. As a condition to the indemnified Parties right to indemnification under this Section, the indemnified Party must give prompt written notice to the indemnifying Party of any suits, claims or demands by third parties to the indemnified Party which my give rise to any Claim the indemnifying Party shall be entitled to assume the defense and control of any Claim at its own cost and expense provided, however, that the other Party shall have the right to be represented by its own counsel at its own cost in such matters. In the event that the indemnifying Party declines to assume control of the defense of any Claim, the other Party shall be entitled to assume such control, conduct the defense of a and settle such Claim all at the sole cost and expense of the indemnifying Party. The indemnifying Party shall not settle or dispose of any Claim in any manner that would adversely impact the their rights or interests of the indemnified Party without the prior written consent of the indemnified Party, which shall not be unreasonably withheld or delayed.

        12.4 Joint Defense. In the event that a claim is made by a third party against both e Parties, an it cannot be ascertained with certainty which Party bears the ultimate liability for such claim pursuant to this Agreement, each Party may proceed to conduct its own defense of such Claim. The ultimate allocation of responsibility for defense and other damages arising out of such claim shall be determined on the basis of the other provisions of this Section 12.

13.     CONFIDENTIALITY

        13.1. Treatment of Confidential Information. The Parties agree that during the term of this Agreement, and for a period of five (5) years after this Agreement terminates, a Party receiving Confidential Information of the other Party will: (a) maintain in confidence such Confidential Information to the same extent such Party maintains its own proprietary industrial information; (b) not disclose such Confidential Information to any third party without prior written consent of the other Party; and (c) not use such Confidential Information for any purpose except those permitted by this Agreement. Notwithstanding the foregoing, a Party receiving Confidential Information of the other Party may disclose such information (i) pursuant to any court order or requirement under law or regulation, provided that the Party disclosing such information uses its reasonable efforts to obtain confidential treatment of such information, or (ii) to its advisors in evaluating a merger, acquisition, strategic alliance or securities offering, provided that the Party disclosing such information enters into nondisclosure agreements with such advisors.

        13.2. Publications. Each Party agrees that it shall have a right to publish in accordance with its general policies, and the consent of the other Party. In the event of a possible patentable invention, the Party wishing to publish shall wait 90 days for patent counsel to review the publication for inventions.

        13.3. Publicity. Except as otherwise provided herein or required by law, no Party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, stockholders' reports, or otherwise, relating to this Agreement or to any sublicense hereunder, or to the performance hereunder, any such agreements, without the prior written approval of the other Party, which approval shall not be unreasonably withheld. Scientific publications published in accordance with Section 13.2 of this Agreement shall not be construed as publicity governed by this Section 13.3.

14.     TERM AND TERMINATION

        14.1. Term. Unless terminated sooner in accordance with the terms set forth herein, this Agreement, and the license granted hereunder, shall on a country-by-country basis concurrently with the expiration of the Royalty obligations in such country as set forth in Section 4.6.

        14.2. Termination Upon Default. Any one or more of the following events shall constitute an event of default hereunder: (a) the failure of a Party to pay any amounts past due within thirty (30) days after receipt of a written notice requesting the payment of such amount; (ii) the failure of a Party cure any other breach of its obligation hereunder within sixty (60) days after receipt of notice from the other Party specifying in reasonable detail the nature of such default. Upon the occurrence of any event of default, the non-defaulting Party may deliver to the defaulting Party written notice of intent to terminate, such termination to be effective upon the date set forth in such notice.

        14.3. Termination Upon Bankruptcy or Insolvency. In the event that SSP or INSITE (i) becomes insolvent; (ii) files a petition in bankruptcy or has such a petition filed against it under the United States Bankruptcy Code or foreign equivalent thereof and fails to lift any stay imposed thereby within sixty (60) days after such stay becomes effective; (iii) has a receiver appointed with respect to all or substantially all of its assets; (iv) makes an assignment for the benefit of creditors or (v) ceases to do business in the ordinary course, the other Party may terminate this Agreement immediately by notifying the other thereof.

        14.4. Rights Upon Termination or Expiration. Upon the expiration or termination of this Agreement all rights, obligations and licenses granted hereunder and all sublicenses grander pursuant to this Agreement shall also terminate. Each Party shall, (a) within sixty (60) days of the termination date, (i) pay all undisputed amounts due and payable to the other Party as of the termination date, and (ii) make any reports required pursuant to Section 5.1, with respect to the period between the report immediately preceding the termination date and the termination date; and (b) promptly return all Confidential Information of the other Party then in such Party's possession, custody or control, Any such termination shall not relieve either Party from any obligations accrued to the date of such termination.

        14.5. Not Sole Remedy. The termination rights set forth herein, shall be in addition to and not in substitution for any other remedies that may be available to the non-defaulting Party. Such termination shall not relieve the defaulting Party from liability and damages to the other Party for breach of this Agreement. Waiver by either Party of a single default or a succession of defaults shall not deprive such Party of any right to terminate this Agreement arising by reason of any subsequent default.

15.     ASSIGNMENT/SUCCESSORS

        15.1. Assignment. Neither this Agreement nor any rights granted hereunder may be assigned by either Party with out the prior written consent of the other Party except: (a) to an Affiliate of such Party,
        (b) to a successor in interest to all or substantially all of its business assets, whether by merger, consolidation, sale of all or substantially all of such Party's assets, change of control or a similar transaction, (c) to a successor in interest of all or substantially all of the assigning Party's line of business associated with this Agreement, or (d) as expressly permitted hereunder. Any assignment in violation of the foregoing shall be void and without effect.

        15.2. Binding Upon Successors and Assigns. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of both Parties. Any such successor or assignee of any interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed.

16.     DISPUTE RESOLUTION

        16.1. Executive Mediation. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term of this Agreement that relates to either Party's rights o obligations hereunder. In the event of such dispute, either Party may, by written notice to the other have such dispute referred to their respective officer designated below or their successors, for attempted resolution by goods faith negotiations within sixty (60) days (the "Negotiation Period") after such notice is received. The designated officers for are: (a) for INSITE, the CEO, and (b) for SSP, the CEO; each party may replace their respective designated officers from time to time on written notice to the other Party. Subject to Section 16.3, in the event the designated officers are not able to resolve such dispute within the Negotiation Period, either Party may invoke their rights under Section 16.2.

        16.2. Arbitration. All disputes, controversies, or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration pursuant to the Japan-American Trade Arbitration Agreement by which each party hereto is bound. The place of arbitration shall be in Tokyo, Japan, if such arbitration proceeding is first instituted by INSITE against SSP and California, U.S.A., if such arbitration proceeding is first instituted by SSP against INSITE.

        16.3. Exceptions. Not withstanding the foregoing, either party will have the right to apply at any time to a judicial or other applicable authority: (a) with respect to any question, dispute related to (i) the intellectual property rights of a Party, or (ii) a breach of Section 3 or Section 13; (b) for appropriate injunctive or other interim or provisional relief, or (c) for any other relief as may be necessary to avoid any applicable limitations period.

17.     GENERAL PROVISIONS

        17.1. Independent Contractors. The relationship between INSITE and SSP is that of independent contractors. The Parties are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting Parties. No Party shall have the power to bind or obligate each other in any manner other than as is expressly set forth in this Agreement.

        17.2. Entire Agreement: Modification. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both Parties.

        17.3. California Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

        17.4. Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

        17.5. Severability. Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The Parties shall make a good faith effort to agree upon an acceptable replacement for any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

        17.6. No Waiver. Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

        17.7. Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified airmail, postage prepaid, or by telefax (receipt confirmed), telex or cable, charges prepaid, or by overnight courier, postage prepaid and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other
        Party:

        To SSP:
        Attention:  CEO
        SSP CO., LTD
        12-4, 2-Chome
        Hama-Cho, Nihonbashi
        Chuo-Ku, Tokyo 103-8481
        Japan
        Fax Number: 81-03-3865-9917

        To InSite:
        Attention: CEO
        Insite Vision Incorporated
        965 Atlantic Avenue
        Alameda, CA 94501
        USA
        Fax Number: 510-865-5700

Notice shall be deemed delivered upon the earlier of: (a) when received; (b) the date notice is sent via telefax, telex or cable; or (c) the day immediately following delivery to overnight courier except Sunday and holidays.

        17.8. Compliance with U.S. laws. Nothing contained in this Agreement shall require or permit either Party or any Licensee to do any act inconsistent with the requirements of any United States or Japan law, regulations or executive order as the same may be in effect from time to time.

        17.9. Force Majeure. Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, act of government, strikes or labor disputes, inability to provide power or supplies, or any other act or condition beyond reasonable control of the parties provided that such Party gives the other Party written notice thereof promptly.

        17.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

INSITE VISION INCORPORATED                  SSP CO., LTD.


--------------------------------
Signature

S. Kumar Chandrasekaran, Ph.D
--------------------------------            --------------------------------
Printed Name                                Printed Name

Chairman/Chief Executive Officer
---------------------------------
Title


March 23, 2001
---------------------------------           ---------------------------------
Date                                        Date

                 PRODUCT DEVELOPMENT & CROSS - LICENSE AGREEMENT



                                    EXHIBIT A

                              TECHNICAL DISCLOSURE


                      DURASITE DELIVERY SYSTEM DESCRIPTION

DuraSite is a polymer formulation composed of polycarbophil, lightly cross-linked acrylic acid polymer, and salts adjusted to a make a formulation that has a pH and osmolality compatible in the eye. When DuraSite formulations are instilled into the cul-de-sac of the eye, the residence time is increased which enhances transport and bioavailability of the drug substance into the eye tissues. The drug delivery technology described here is covered by the following U.S. patents and applications along with their foreign counterparts:

U.S. Patent Number/Application:
4,615,697
4,983,392
5,225,196
5,192,535
6,159,458.








                            SSP TECHNICAL INFORMATION

The technical information on SS732/ and SS734 is included in the following US Patents and their foreign equivalents:

5,385,900

5,447,926



                               JOINT PATENT RIGHTS

SS732-DuraSite and SS734-DuraSite (Application in Progress)

                 PRODUCT DEVELOPMENT & CROSS - LICENSE AGREEMENT

                                    EXHIBIT B


                   RESEARCH AND CLINICAL DEVELOPMENT AGREEMENT


The Parties hereby agree to continue to negotiate in good faith and enter into a Research and Clinical Development Agreement as necessary to effectuate the rights and obligations of this Development Agreement. Such agreement shall contain reasonable and customary provisions consistent with this Exhibit A and shall establish such other provisions as reasonable and customary for such research and clinical development agreements including but not limited to:

I.      DEVELOPMENT COMMITTEE

        SSP and INSITE agree to form a development committee to oversee the development plan for the SS734/DuraSite ophthalmic formulation. This committee will be composed of [***] and will meet every [***] to monitor to progress on the development plan and to address technical issues from drug substance to clinical trials.

II.     DEVELOPMENT PLAN

        The development plan for the SS734/DuraSite formulation for use in [***] attached as Exhibit D.

III.    CLINICAL TRIALS

        INSITE AND SSP will work together on the clinical trial designs to ensure as is reasonable possible that studies conducted in the United States may be used to support regulatory filing in Japan.

IV.     RESPONSIBILITIES

        1. SSP will be responsible for manufacturing the Drug Substance, which meets cGMP compliance and for filing a DMF with the U.S. FDA.

        2.     INSITE may reference the Drug Substance on its Master Drug File.

        3. SSP shall supply to INSITE all necessary Drug Substance for clinical trials in the USA and the manufacture of the Drug Substance for this purpose. INSITE shall supply SSP with the Drug Product, which has the same specifications to those used in the USA clinical studies for clinical trial supplies in Japan.

        4. SSP shall be responsible for all non-clinical systemic toxicology/pharmacology costs for the Drug Substance as provided in EXHIBIT D. However, the both parties shall amicably discuss to decide how to share of the costs for the non-clinical tests and studies which are not required but will in case be required by the US health authorities such as carcinogenicity studies and longer-term toxicity studies.

        5. INSITE shall be responsible for all Drug Product development costs through in its Territory and Joint Territory including, without limitation, performance of clinical trials on the Drug Product in Insite Territory and Joint Territory. SSP may reference the development data for its Territory.

        6. INSITE and SSP shall provide the support requested by the other Party in response to

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               questions from regulatory agencies. INSITE shall provide to SSP the support, including without limitation, by collection of, searching, and obtaining any data on the "additive" materials which are used in the DuraSite formulation and which have not been approved as "additive" within Japan in order to send them to SSP upon request by SSP only for the purpose of obtaining approval of the said "additive" within Japan.

        7. INSITE AND SSP agree to jointly publish the results of pre-clinical and clinical development on the Drug Product.

        8. INSITE will develop the SS734/DuraSite product. In the event that problems occur with this combination, a SS732/DuraSite product will be pursued.

        9. INSITE shall supply to SSP copies of all regulatory documents filed including IND's and NDA filed in the United State on the Drug Product and, in case, other information on the Drug Product, which will be required for drug approval in Japan.

                 PRODUCT DEVELOPMENT & CROSS - LICENSE AGREEMENT



                                    EXHIBIT C

                       MANUFACTURING AND SUPPLY AGREEMENT

The Parties hereby agree to continue to negotiate in good faith and enter into a Manufacture and Supply Agreement as necessary to effectuate the rights and obligations of this Development Agreement. Such agreement shall contain reasonable and customary provisions consistent with this Exhibit B and shall establish such other provisions as reasonable and customary for such supply and manufacture agreements including but not limited to:

1. SSP shall have the right to manufacture the Drug Product or have it manufactured in SSP Territory, using polycarbophil supplied by INSITE supplied by INSITE.

2. INSITE shall have the right to manufacture the Drug Product or have it manufactured in INSITE TERRITORY using Drug Substance supplied by either SSP or Dojin.

3. INSITE and SSP shall negotiate in good faith a cost of the Drug Substance in the INSITE Territory and for polycarbophil in the SSP Territory. Both Parties hereto shall agree that the said supply costs of the Drug Substance and polycarbophil to be supplied to either party in accordance with this Section, shall be [***].

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                 PRODUCT DEVELOPMENT & CROSS - LICENSE AGREEMENT

                                    EXHIBIT D

                         SS734/DURASITE DEVELOPMENT PLAN

  (THE PLAN TO BE INCLUDED HERE AT SIGNING WILL BE THE STATE OF THE PROJECT AT THAT TIME AND WILL BE CONSTANTLY UPDATED BY THE DEVELOPMENT COMMITTEE AS MORE
  INFORMATION IS RECEIVED.). A BASIC UNDERSTANDINGS UPON START OF THE DURASITE
                          DEVELOPMENT IS SHOWN BELOW:


                                      [***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                EXECUTED VERSION

                                 AMENDMENT NO. 1

        THIS AMENDMENT NO. 1 (this "AMENDMENT") to the Product Development and Cross-License Agreement dated April 15, 2001 (the "AGREEMENT") is made effective as of August 6, 2002 (the "EFFECTIVE DATE") by and between INSITE Vision Incorporated ("INSITE") with an office at 965 Atlantic Avenue, Alameda, California 94501, U.S.A. AND SSP CO., LTD ("SSP") with an office at 12-4, 2-Chome, Hama-Cho, Nihonbashi, Chuo-Ku, Tokyo 103-8481 JAPAN, (INSITE and SSP individually, a "PARTY", together, the "PARTIES").


                                    RECITALS

        A. WHEREAS, SSP and INSITE previously entered into the Agreement pursuant to which INSITE developed a formulation of its delivery system for use with SSP's drug substances, and each party acquired the right to make, distribute and sell the combined product in certain territories throughout the world;

        B. WHEREAS, INSITE wishes to sublicense its rights under the Agreement to Bausch & Lomb Incorporated ("B&L") pursuant to a Technology License Agreement;

        C. WHEREAS, SSP and INSITE desire that [***] under the Agreement.

        NOW THEREFORE, for and in consideration of the mutual promises of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SSP and INSITE agree as follows:


                                    Amendment

1. Defined Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Agreement.

2. [***]. To the end Section 14.2 of the Agreement is added the following:

        [***]


[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[***]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered by their duly authorized representatives as of the Effective Date.




        SSP CO., LTD
        By:
           ---------------------------------------
        Name:
             -------------------------------------
        Title:
              ------------------------------------


        INSITE VISION INCORPORATED
        By:
           ---------------------------------------
        Name: Kumar Chandrasekaran, Ph.D.
             -------------------------------------
        Title: Chairman / Chief Executive Officer
              ------------------------------------


[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                EXECUTED VERSION

                     AMENDMENT NO. 2 TO PRODUCT DEVELOPMENT

                                        &

                             CROSS-LICENSE AGREEMENT

        THIS AMENDMENT NO. 2 TO PRODUCT DEVELOPMENT AND CROSS-LICENSE AGREEMENT (this "Amendment") is entered into and made effective as of this 8th day of August 2002, by and between INSITE VISION INCORPORATED ("INSITE") with an office at 965 Atlantic Avenue, Alameda, California 94501 and SSP CO., LTD. ("SSP") with an office at 12-4, 2-Chome, Hama-Cho, Nihonbashi, Chuo-Ku, Tokyo 103-8481 Japan (INSITE and SSP individually, a "Party," and together, the "Parties").


                                    RECITALS

        A. WHEREAS, the Parties entered into a Product Development and Cross-License Agreement as of April 15, 2001, as amended in Amendment No. 1 effective as of August 6, 2002 (the "Agreement"), which set forth the Parties' respective rights and obligations relating to the development of Drug Products that combine INSITE's proprietary Delivery System with SSP's proprietary Drug Substances; and

        B. WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment to reflect more accurately the intent of the Parties with respect to certain matters.

        NOW THEREFORE, based on the foregoing, and in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as set forth below.

1. Definitions Generally. Capitalized terms used and not defined in this Amendment have the meanings given to them in the Agreement.

2. Definition of Affiliate. Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:

        1.1 "Affiliate" means any entity which is directly or indirectly controlled by or is under common control with a Party. The term "control" as used herein means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise. The parties agree that as of the Effective Date Dojin Pharmaceutical Products Inc. shall be deemed and treated as an Affiliate of SSP.

3. Definition of Drug Substance. Section 1.4 of the Agreement is deleted in its entirety and replaced with the following:

        1.4 "Drug Substance" means any of (a) the drug substance identified as SS732 [***], (b) the drug substance identified as SS734 [***] or (c) the [***] in addition to those specified in (a) and (b) that are set forth in the SSP patents identified in Exhibit A, and any combinations of any of the foregoing (a), (b) and (c).

4. Definition of Drug Product. Section 1.5 of the Agreement is deleted in its entirety and replaced with the following:

        1.5 "Drug Product" means a product combining a Drug Substance together with a formulation of the Delivery System for use with the Drug Substance.

5. License to Insite. Section 3.1 of the Agreement is deleted in its entirety and replaced with the following:

        3.1 License to INSITE. Subject to the terms and conditions of this Agreement, SSP hereby grants to INSITE under the SSP Patent Rights and SSP Know-How, for the term of this Agreement, a license to: (a) develop the Drug Product for use in the Field; (b) conduct its clinical trial activities with respect to the Drug Product; (c) make, have made, use, sell, offer for sale and import the Drug Product for use in the Field; and (d) sublicense any or all of the foregoing through multiple tiers of sublicensees. The foregoing license shall be exclusive including as to SSP in the INSITE Territory and, to the extent set forth in Section 3.3, shall be non-exclusive in the Joint Territory.

6. License to SSP. Section 3.2 of the Agreement is deleted in its entirety and replaced with the following:

        3.2 License to SSP. Subject to the terms and conditions of this Agreement, INSITE hereby grants to SSP under the INSITE Patent Rights and INSITE Know-How, for the term of this Agreement, a license to: (a) conduct its clinical trial activities with respect to the Drug Product;
        (b) make, have made, use, sell, offer for sale and import the Drug Product for use in the Field; and (c) sublicense any or all of the foregoing through multiple tiers of sublicensees. The foregoing license shall be exclusive including as to INSITE in the SSP Territory and, to the extent set forth in Section 3.3 shall be non-exclusive in the Joint Territory.

7. Royalty Period. Section 4.6 of the Agreement is deleted in its entirety and replaced with the following:

        4.6 Royalty Period. The Royalty obligations of either Party as to each Drug Product shall expire on a country-by-country basis: (a) concurrently with the


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        expiration of the last to expire of Valid Claims within the Joint Patent
        Rights (i.e., excluding any Patent Rights covering only INSITE
        Technology when INSITE is the Party from whom royalties would otherwise be due, and excluding any Patent Rights covering only SSP Technology when SSP is the Party from whom royalties would otherwise be due) covering Drug Products sold in such country; or (b) with respect to Drug Products never covered in such country by a Valid Claim within the Joint Patent Rights, [***] after the date of the First Commercial Sale of such Drug Product in such country.

8. Separate Patent Rights. Section 6.1 of the Agreement is deleted in its entirety and replaced with the following:

        6.1 Separate Patent Rights. INSITE and SSP shall have the exclusive, worldwide right, but not the obligation, to pursue and control the filing, prosecution and maintenance of any Patent Rights that have been or may be obtained with respect to the INSITE Technology and SSP Technology, respectively. Each Party shall pay its own expenses with respect to such filing, prosecution and maintenance of its patents and confidential information relating to the Delivery System and Drug Substances, respectively. Each Party agrees to keep the other reasonably informed with respect to the issuance of patents covering such Party's Technology and any changes with respect to the status of such patents.

9. Joint Patent Rights. Section 6.2(a) of the Agreement is deleted in its entirety and replaced with the following:

        6.2    Joint Patent Rights.

               (a) With respect to any Joint Patent Rights that may be sought or obtained for the Drug Product: (i) INSITE shall have the exclusive right but not the obligation to pursue and control the filing, prosecution and maintenance of such Patent Rights in the INSITE Territory and the Joint Territory; and (ii) SSP shall have the exclusive right but not the obligation to pursue and control the filing, prosecution and maintenance of such Patent Rights in the SSP Territory.

10. No Further Amendment. Except as expressly set forth in this Amendment, no other terms or conditions of the Agreement are modified, and the Agreement remains in full force and effect as modified herein.



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        PORTIONS.

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        IN WITNESS WHEREOF, the Parties have executed this Amendment by their respective duly authorized representatives as of the date set forth above.

INSITE VISION INCORPORATED              SSP CO., LTD.



------------------------------------    ----------------------------------------
Signature                               Signature

------------------------------------    ----------------------------------------
Printed Name                            Printed Name

------------------------------------    ----------------------------------------
Title                                   Title













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
                                                                EXECUTED VERSION
                                   EXHIBIT 4.1

                             PRODUCT CHARACTERISTICS

                                     [***]

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        FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2.
        CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                                   EXHIBIT 5.1


                       PREFERRED STOCK PURCHASE AGREEMENT
















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